EXHIBIT 99.1

SETTLEMENT AGREEMENT DATED FEBRUARY 28, 2014
BY AND BETWEEN MEDIAPARK A.G., SOLOMAN AG,
AND CIRCLE STAR ENERGY CORP.

SETTLEMENT AGREEMENT

This Settlement Agreement (hereinafter the "Agreement") is entered into this 28th day of February 2014, by and between Mediapark A.G., an entity formed under the laws of Republic of the Marshall Islands and qualified to do business in the State of Nevada (“Mediapark”) and Soloman AG, an entity formed under the laws of the Republic of the Marshall Islands and qualified to do business in the State of Nevada (“Soloman,” with Mediapark and Soloman collectively hereinafter referred to as “Plaintiffs”) and Circle Star Energy Corp., a Nevada corporation (“Defendant”).  Plaintiffs and Defendant are collectively referred to as the “Parties” or each generically as “Party” throughout this Agreement.

I. RECITALS

A.  WHEREAS, in 2011, Defendant began negotiations with Plaintiffs to raise capital for Defendant’s ongoing business ventures. During the course of negotiations, Defendant informed Plaintiffs that in May 31, 2011, Defendant acquired JHE Holdings, LLC, a Texas limited liability company (“JHE”) and assumed all of JHE’s obligations to repay a loan in the amount of $7,500,000.00 (“JHE Loan”).  The JHE Loan was secured by a lien on all of the assets of JHE.  Plaintiff’s relied upon such representations;

B.  WHEREAS, in or about February of 2012, Defendant issued a Private Placement Subscription Agreement (“Subscription Agreement”) pursuant to which subscribers could purchase 10% Convertible 2012 Notes due February 8, 2013.  Defendant represented in the Subscription Agreement that $2,000,000.00 of the proceeds received from the sale of 2012 Notes would be used to pay payments due on the JHE Loan, and the remaining $750,000.00 of proceeds would be used toward the acquisition of royalty, leasehold, working, operating, carried, net revenue, net profit, reversionary and other mineral rights and interests in oil, gas and other mineral properties located in Trego, Logan, and Grove County, Kansas (the “Kansas Properties”);

C.  WHEREAS, pursuant to the Subscription Agreement, subscribers would receive a 3.5% overriding royalty interest in approximately 8,400 acres of the Kansas Properties, split pro-rata among all subscribers;

D.  WHEREAS, the Subscription Agreement also provided that upon full payoff of the JHE Loan, Defendant would “use its best efforts to grant the Plaintiffs of the 2012 Notes a first and prior, perfected security interest in the assets of JHE and pledge all of the membership interests of JHE to security [sic] US $2,000,000 of the aggregate principal amount payable under the 2012 Notes for the benefits [sic] of the Plaintiffs of the 2012 Notes;”

E.  WHEREAS, pursuant to the Subscription Agreement, in or about February of 2012, Mediapark paid to Defendant One Million Three Hundred Seventy-Five Thousand Dollars ($1,375,000.00) to purchase a 10% Convertible Note identified as Note No. 2012 CN – 003 (“Mediapark Note”);

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F.  WHEREAS, pursuant to the Subscription Agreement, in or about February of 2012, Soloman paid to Defendant an additional One Million Three Hundred Seventy-Five Thousand Dollars ($1,375,000) to purchase a 10% Convertible Note identified as Note No. 2012 CN – 001 (“Soloman Note,” with the Mediapark Note and the Soloman Note hereinafter collectively referred to as the “2012 Notes”);

G.     WHEREAS, pursuant to the 2012 Notes, Defendant promised to repay Plaintiffs all principal plus interest accruing at the rate of ten percent (10%) per annum on or before the stated maturity date of February 8, 2013 (the “Maturity Date”).  The 2012 Notes were to automatically mature and become immediately due and payable on the Maturity Date;

H.  WHEREAS, in addition to the 2012 Notes, Defendant, Plaintiffs and others entered into an Inter-creditor Agreement dated February 8, 2012 for the benefit of all note holders (“Inter-Creditor Agreement”, the Inter-Creditor Agreement, collectively with the 2012 Notes, the Subscription Agreement, and any modifications thereto are hereinafter referred to as the “Loan Documents”).  Pursuant to the Inter-Creditor Agreement, Defendant promised Plaintiffs that it would utilize best efforts to provide Plaintiffs with a security interest in property owned by JHE.  Such Security interest was never granted;

I.  WHEREAS, the JHE Loan was eventually repaid, and its assets were then unencumbered and available to be used as collateral to secure the repayment of the 2012 Notes;

J.  WHEREAS, the 2012 Notes were not repaid on or before the Maturity Date.

K.  WHEREAS, on or about October 17, 2012, Plaintiffs filed their complaint in District Court, Clark County Nevada, Case No.: A-13-690362-C, alleging claims for breach of contract, breach of the implied duty of good faith and fair dealing, and unjust enrichment (“Lawsuit”);

L.  WHEREAS, in the context of these negotiations, Defendant paid Five Hundred Thousand Dollars ($500,000.00) to each of the Plaintiffs, with Two Hundred Forty Two Thousand Five Hundred Dollars ($242,500.00) allocated to interest and Two Hundred Fifty Seven Thousand Five Hundred Dollars ($257,500.00) allocated to principal for each of the 2012 Notes; and

M.  WHEREAS, The Parties wish to compromise and resolve all claims relating to the 2012 Notes and the Lawsuit upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing provisions contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

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II. AGREEMENT

1.           Recitals.  Facts contained in the foregoing recitals are confirmed by Plaintiffs and Defendant as true and correct and are incorporated herein by this reference.

2.           No Waiver of Claims By Plaintiffs.  Until the obligations under this Agreement and all Exhibits hereto are fulfilled in their entirety, the execution and delivery of this Agreement by Plaintiffs (a) shall not constitute a waiver or release by Plaintiffs of any default that may now or hereinafter exist under the Loan Documents; (b) shall be without prejudice to, and is not a waiver or release of, Plaintiffs’ rights at any time in the future (including without limitation, during the term of this Agreement) to exercise any and all rights conferred upon Plaintiffs by the Loan Documents or otherwise at law or in equity, including, but not limited to the right to proceed with the Lawsuit, institute lawful collection proceedings upon receipt of judgment, and/or to exercise any right against any other person or entity not a Party.

 3.           Terms of Settlement.  The Parties agree as follows:

a.           Amended and Restated Promissory Notes.  Concurrently with the execution and delivery of this Agreement, Defendant shall execute and deliver amended and restated promissory notes to each of Mediapark and Soloman in the form attached hereto and made a part of this Agreement as Exhibit A (the “New Notes”), for the repayment of principal in the amount of One Million One Hundred Fifty Five Thousand Dollars ($1,155,000.00) each, Two Million Three Hundred Ten Thousand Dollars ($2,310,000.00) in the aggregate, with interest accruing at the rate of 12% per annum, to be paid upon paying off the note, with no prepayment penalty. The New Notes shall mature and be due on December 31, 2014.

b.           Pledge of Collateral.  Concurrently with the execution and delivery of this Agreement, Defendant shall execute and deliver wet-ink originals of the Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement to each of Mediapark and Soloman in the form attached hereto and made a part of this Agreement as Exhibit B (the “Deeds of Trust”), and Assignment of Proceeds in the form attached hereto and made a part of this Agreement as Exhibit C, and the Letter-in-Lieu in the form attached hereto and made a part of this Agreement as Exhibit D, and the UCC-1 Financing Statements attached hereto and made a part of this Agreement as Exhibit E which pledge certain property, advances, proceeds, and fixtures identified therein to secure the repayment of the New Notes and the obligations contained within this Agreement. Upon receipt of the wet-ink original Deeds of Trust, Mediapark and Soloman shall within five (5) business days of receipt thereof each record, file and serve the Deeds of Trust and a related Appointment of Trustee in accordance with the laws of each state in which the collateral is located.  Defendant will be allowed to continue selling off JHE assets or non-property income (“NPI”) until the New Notes are paid in full, provided that Defendant must pay seventy percent (70%) of all proceeds from any such sale to Plaintiffs to be applied to the outstanding principal balance and accrued interest under the New Notes.  However, if Defendant defaults upon any of its obligations contained herein or within any of the agreements made a part hereof, any sale of JHE assets or NPI shall be subject to the full force and effect of the Deeds of Trust, UCC-1 Financing Statements, Letter-in Lieu, or other liens in favor of Plaintiffs.

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c.           Issuance and Delivery of Stock. Concurrently with the execution and delivery of this Agreement, Defendant shall execute and deliver an Amended Inter-creditor Agreement (“Amended Inter-Creditor Agreement”) in the form attached hereto and made a part of this Agreement as Exhibit F, pursuant to which Defendant shall issue within five (5) business days thereafter, certificates representing duly authorized and issued shares of Defendants’ common stock (the “Shares”), in an amount totaling Five Million (5,000,000) Shares, with Two Million Five Hundred Thousand (2,500,000) Shares issued to Mediapark and Two Million Five Hundred Thousand (2,500,000) Shares issued to Soloman (the “Certificates”).

d.   Issuance and Delivery of Warrants.  Concurrently with the execution and delivery of this Agreement, Defendant shall execute and deliver warrants in the form attached hereto and made a part of this Agreement as Exhibit G, to each of Mediapark and Soloman, to purchase Two Million Five Hundred Thousand (2,500,000) Shares (the “Warrants”) for an aggregate total of Five Million (5,000,000) Shares issuable under the Warrants. The Warrants shall have an exercise price of five cents ($0.05) per warrant and have an expiration date two (2) years from the date of issuance.

e.           JHE Unconditional Guaranty. Concurrently with the execution and delivery of this Agreement Defendant shall cause JHE to execute and deliver to Plaintiffs an unconditional guaranty in the form attached hereto and made a part of this Agreement as Exhibit H (“JHE Unconditional Guaranty”).

f.           Dismissal of Lawsuit Without Prejudice.  Only upon execution and delivery of this Agreement, the New Notes, Deeds of Trust, Assignment of Proceeds, UCC-1 Financing Statement, Amended Inter-Creditor Agreement, Shares, and JHE Unconditional  Guaranty, and receipt of the Certificates and Warrants (hereinafter, collectively referred to as “New Obligations”)  and upon receiving confirmation that the Deeds of Trust have been filed to perfect Plaintiffs’ security interests in the collateral, the Parties shall execute and deliver to the Court a Stipulation to Dismiss the Lawsuit without Prejudice and the 2012 Notes shall be deemed to be cancelled.

4.           Representations and Warranties by Defendant.  In order to induce Plaintiffs to execute, deliver, and perform this Agreement, as of the Effective Date, Defendant warrants and represents to Plaintiffs that:

a.           This Agreement is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or person;

b.           No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code, has been instituted or threatened by or against the Defendant;

c.           The execution of this Agreement by Defendant and the performance by Defendant of its obligations hereunder will not violate or result in a breach or constitute a default under any agreements to which Defendant is a party;

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d.            Defendant acknowledges that in entering into this Agreement, Plaintiffs have made no representations, warranties, covenants, agreements or understandings with Defendant other than as expressly set forth herein, and Defendant has not relied upon alleged representations, warranties, covenants, agreements or understandings of Plaintiffs, whether oral or written, except as expressly set forth herein.  This Agreement cannot be changed or modified, except by the written consent of all the Parties;

e.           Defendant has obtained all consents and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation;

f.           This Agreement is duly authorized, executed and delivered by and is and will be binding upon Defendant.  Defendant has the capacity and authority to enter into and carry out the terms of this Agreement and all documents reflecting the New Obligations described herein.  Further, the individual executing this Agreement and the documents reflecting the New Obligations is duly authorized and has the capacity and authority to enter into this Agreement and consummate the transactions herein provided on behalf of Defendant; and

5.           Default by Defendant. Notwithstanding anything to the contrary in this Agreement, upon the occurrence of any of the following, Plaintiffs may pursue all remedies available at law or in equity arising from a breach of this Agreement or New Obligations including, but not limited to re-filing the Lawsuit relative to Defendant’s prior defaults if:

a.           Defendant files a petition for bankruptcy under any chapter of the Federal Bankruptcy Code, or an involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code is filed against Defendant, which involuntary petition has not been dismissed within ninety (90) days of filing;

b.           Plaintiffs discover that any representation or warranty made herein by Defendant was or is untrue, incorrect or misleading in any material respect; or

c.           Defendant breaches or defaults in performance of any covenant or agreement contained in this Agreement, the New Obligations, and the Loan Documents, generally.

III. MISCELLANEOUS PROVISIONS

1.           No Admission of Liability.  This Agreement represents a compromise of the Lawsuit.  Nothing in this Agreement shall be deemed or construed as an admission by any Party of any liability, or failure of performance of their respective obligations, to the other.

2.           Attorneys’ Fees.   In any dispute arising from or relating to this Agreement, the New Obligations or the Loan Documents, regardless of whether or not the Party commences an action against the other party arising out of or in connection with any such dispute, the prevailing party shall be entitled to recover from the losing party the cost and expenses incurred by it in connection with such dispute, including reasonable collection fees, attorneys' fees and court

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costs.

3.           Enforceability, Governing Law and Waiver of Jury Trial.  If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected and shall be enforceable to the greatest extent permitted by law.  This Agreement and any dispute arising under or in connection with this Agreement shall be governed by the laws of the State of Nevada.  The Parties hereby agree that the exclusive venue and jurisdiction to resolve any and all disputes between them including, without limitation, any disputes arising out of or relating to this Agreement, and any and all alleged underlying obligations in the Complaint shall be in the District Court, Clark County, Nevada.  In that regard, each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the District Court, Clark County, Nevada in connection with any suit, action or other proceeding brought by any Party arising out of or relating to this Agreement.  IN THE EVENT THAT ANY DISPUTE BETWEEN THE PARTIES IS TRIED IN ANY FEDERAL OR STATE COURT, DEFENDANT HEREBY UNCONDITIONALLY AND KNOWINGLY WAIVES ANY RIGHT SUCH DEFENDANT MAY HAVE TO A TRIAL BY JURY NOTWITHSTANDING ANY STATUTORY OR CONSTITUTIONAL RIGHT DEFENDANT MAY OTHERWISE HAVE TO A TRIAL BY JURY.

4.           Counterparts.  This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement.

5.           Construction.  This Agreement shall be interpreted without regard to any presumption or rule requiring interpretation against the drafter or the Party causing this Agreement to be prepared.

6.           Adequate Representation.   The Parties have had the opportunity to obtain independent advice of legal counsel of their own selection.  Each of the Parties acknowledges that they have entered into this Agreement freely and voluntarily, believing it to be in their best interest.  The Parties have entered into this Agreement with a full and complete understanding of their legal rights.

7.           Notices.   All notices given in connection with the Agreement shall be in writing and shall be given by any of the following means to the addresses or fax numbers set forth below: (a) certified or registered mail, postage prepaid, return receipt requested, in which case shall be deemed delivered upon the earlier of actual receipt or three (3) business days after the postmark date; (b) recognized commercial overnight courier, in which case notice shall be deemed delivered one (1) business day after acceptance for next day deliver by the courier; or (c) personal delivery, in which case the notice shall be effective when received.

If to Plaintiffs:	Mark Lee, Esq. Greenberg Traurig, LLP 1201 K Street, Suite 1100 Sacramento, CA 95814 Facsimile: (916) 448-1709

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If to Defendant:	S. Jeffrey Johnson, Chief Executive Officer 7065 Confederate Park Road, Suite 102 Fort Worth, TX 76108 USA

Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice has been received shall also constitute service of notice.  The Parties may change their respective addresses by sending written notice to the other Parties in accordance with the foregoing; however, no written notice of change of address shall be effective until the date of receipt thereof.

8.           Further Assurances.  The Parties shall take, or cause to be taken, all actions and shall do, or cause to be done, all things necessary, proper or advisable to consummate each of the agreements, promises, covenants, and obligations of such Party under this Agreement.

9.           Third Party Beneficiaries.  This agreement binds the Parties and respective successors or assigns.  Any assignment of this Agreement, the New Obligations or the Loan Documents by Defendant shall not relieve Defendant of liability hereunder. This Agreement shall not confer any rights or remedies on any person or entity other than the Parties and their respective successors and permitted assigns.

10.           No Modification or Waiver.  Any future waiver, alteration, amendment or modification of any of the provisions of this Agreement shall not be valid or enforceable unless agreed to in writing and signed by all Parties (in their respective sole and absolute discretion), it being expressly agreed that this Agreement cannot be modified orally, by course of dealing or by implied agreement.  Moreover, any delay by any Party in enforcing its rights after an event of default hereunder shall not be a release or waiver of the event of default and shall not be relied upon as a release or waiver of the default.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives.

Mediapark A.G.	Circle Star Energy Corp.
a corporation organized under the laws of	a corporation organized under the laws of
the Republic of the Marshall Islands	the State of Nevada

By: /s/ Anthony Killarney	By: /s/ S. Jeffrey Johnson
Name: Anthony Killarney	Name: S. Jeffrey Johnson
Its: Director	Its: Chief Executive Officer

Soloman AG
a corporation organized under the laws of
the Republic of the Marshall Islands

By: /s/ Anthony Killarney
Name: Anthony Killarney
Its: Director

SIGNATURE PAGE TO SETTLEMENT AGREEMENT

EXHIBIT A
Form of Amended and Restated 12% Convertible Note
Due December 31, 2014

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

AMENDED AND RESTATED
12% CONVERTIBLE NOTE

Due December 31, 2014

No: 2013 CN - 01	February 28, 2014
US$ 1,155,000.00

For value received, Circle Star Energy Corp., a Nevada corporation (the “Company”), promises to pay to [name], [address] (the “Holder”), the principal sum of $1,155,000.00, on December 31, 2014 (the “Stated Maturity Date”), unless payable earlier under the terms set forth in Section 1.

            This 12% Convertible Note, due December 31, 2014 (this “Note”), is one of an authorized issue of Notes each designated as “12% Convertible Note, due December 31, 2014” (collectively, the “Notes”), replaces and supersedes the 10% Convertible Note, due February 8, 2013, and is issued subject to an Amended and Restated Inter-Creditor Agreement (the “Inter-Creditor Agreement”) made effective as of February 28, 2014, between the Company and each Holder of Notes.  The Inter-Creditor Agreement specifies certain terms and conditions and the rights of the registered Holders of the Notes, and are incorporated by reference in this Note and to each of which the Holder, by acceptance hereof, agrees.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Inter-Creditor Agreement.  To the extent there is any discrepancy between this Note and the Inter-Creditor Agreement, the terms of the Inter-Creditor Agreement shall prevail.

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The Inter-Creditor Agreement contains provisions for the holding of meetings of registered Holders of the Notes issued and the making of resolutions at such meetings and the creation of instruments in writing signed by the registered holders of a specified majority of Notes issued and outstanding under the terms of the Inter-Creditor Agreement.  Such resolutions and instruments will be binding on and may affect the rights and entitlements of all holders of the Notes, subject to the provisions of the Inter-Creditor Agreement.

This Note is subject to the following terms and conditions.

1.  Maturity and Interest. Unless converted as provided in Section 2 or payable earlier at the election of the Holder, this Note will automatically mature and be due and payable on the Stated Maturity Date or, at the election of the Holder, on the earlier of (i) the closing of a financing transaction by the Company for aggregate proceeds in excess of $5,000,000, which excess amount shall be applied to the principal amount at the election of the Holder of the Note (based on the ratio of the Holder’s Principal Amount relative to the aggregate Principal Amount of all Notes); (ii) the sale of JHE Holdings, LLC, a Texas limited liability company, wholly-owned by the Company (“JHE”); (iii) the sale of all or substantially all of the assets of JHE; or (iv) an Event of Default (as defined herein).  The events described in clauses (i), (ii) and (iii) are each a “Triggering Event” and the Company agrees to provide each Note holder notice of a Triggering Event within five (5) calendar days.

A partial sale of JHE or JHE’s assets shall not be deemed to be a Triggering Event so long as the Company will utilize no less than seventy percent (70%) of the proceeds from such partial sale transaction to pay the principal amount and unpaid outstanding interest of the Notes on closing of such transaction.

Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to twelve percent (12%) per annum.  Any payments made to this Note shall be applied first to accrued and unpaid interest and then to the principal balance of this Note.

The principal amount and Interest will be payable in lawful money of United States at the address of the Holder.

2.           Conversion; Payment; Etc.

(a)  This Note shall be convertible at any time, in whole or in part, at the option of the Holder, into such number of fully paid and nonassessable shares of Common Stock of the Company (“Common Stock”), and at the Holder’s option accrued interest, on (i) the Stated Maturity Date or (ii) any Triggering Event at a conversion price of $0.75 per Common Share.

(b)           The conversion price shall be subject to adjustment from time to time as hereinafter provided in this Section 2(b):

(i) If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common

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Stock are combined into a smaller number of shares, the conversion price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

(ii) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company’s Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Note and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to Holder if Holder had exercised this Note and had received such shares of Common Stock immediately prior to such reorganization, reclassification, consolidation, merger or sale.  The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

(c)           No fractional shares of the Company’s capital stock will be issued upon conversion of this Note.  In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share.  Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company.  At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein.  Upon conversion of this Note and the deliveries required pursuant to this Section 2 in connection with such conversion, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

Notwithstanding any other provision hereof, no Holder shall convert this Note or any portion thereof, if as a result of such conversion the holder would then become a “beneficial

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owner” (as determined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 9.99% or more of the issued and outstanding Common Stock.  For greater certainty, the Note shall not be convertible by the Holder to the extent that, if, after giving effect to such conversion, the holder of such securities, together with its affiliates, would in aggregate beneficially own, or exercise control or direction over that number of voting securities of the Company which is 9.99% or greater of the total issued and outstanding voting securities of the Company, immediately after giving effect to such conversion. The provisions of this paragraph may be waived by the Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(d)           Payment of Interest on Conversion.  Upon conversion of the entire principal amount of this Note into the Company’s capital stock, any interest accrued on this Note that is not by reason of Section 2 hereof simultaneously converted into Common Stock shall be immediately paid to the Holder.

(e)           Payment.  All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.  This Note may be prepaid at any time without the prior written consent of the Holder.

3.           Event of Default. Each of the following events shall be an “Event of Default” in respect of the Notes:

(a)             failure to pay principal on any of the Notes when due;

(b)             failure to pay interest on any of the Notes when due if such failure continues for a period of five (5) Business Days;

(c)             breach of or failure to observe or perform any other covenant or condition contained in any Notes, the Amended and Restated Inter-Creditor Agreement, Warrants, Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of even date herewith;

(d)             proceedings are commenced for the winding-up, liquidation or dissolution of the Company or JHE, unless the Company or JHE, as applicable, in good faith actively and diligently contests such proceedings, decree, order or approval, resulting in a dismissal or stay thereof within sixty (60) days of commencement;

(e)             a decree or order of a court of competent jurisdiction is entered adjudging the Company or JHE, as applicable, to be bankrupt or insolvent, or a petition seeking reorganization, arrangement or adjustment of or in respect of the Company or JHE, as applicable, is approved under applicable law relating to bankruptcy, insolvency or relief of debtors;

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(f)             the Company or JHE makes an assignment for the benefit of its creditors, or petitions or applies to any court or tribunal for the appointment of a receiver or trustee for itself or any substantial part of its property, or commences for itself or acquiesces in any proceeding under any bankruptcy, insolvency, reorganization, arrangement or readjustment of debt law or statute or any proceeding for the appointment of a receiver or trustee for itself or any substantial part of its property, or suffers any such receivership or trusteeship; and

(g)             a resolution is passed for the winding-up or liquidation of the Company or JHE, as applicable.

The Holder shall have the right, at its sole option, to declare this Note immediately due and payable irrespective of the Maturity Date specified herein, upon an Event of Default.

4.           Change of Control.  The Holder shall have the right, at its sole option, to declare this Note immediately due and payable irrespective of the Maturity Date specified herein, ten business days prior to the effective date of any Change of Control Transaction undertaken without the prior written consent of the Holder, which consent the Holder shall have no obligation to give.  A “Change of Control Transaction” means (i) any sale of equity securities or securities convertible into equity securities of the Company; (ii) any merger, consolidation, statutory share exchange or acquisition transaction involving the Company or any material subsidiary of the Company; (iii) any sale of substantially all of the assets of the Company or any material subsidiary of the Company; or (iv) any similar transaction involving the issuance, cancellation or restructuring of equity securities of the Company unless, following the completion of such transaction, the then existing shareholders of Company own or control, directly or indirectly, at least 50% of the voting power or liquidation rights of Company or the successor of such merger, consolidation or statutory share exchange.  In the event of a contemplated Change of Control Transaction, the Company shall provide the Holder at least fifteen (15) business days prior to the effective date of any Change of Control Transaction, except as may otherwise be prohibited by law.

5.           Transfer; Successors and Assigns.

(a)  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  This Note may be transferred, or divided into two or more Notes of smaller denomination, subject to the following conditions.  The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Note of such Holder’s intention to do so, describing briefly the manner of the proposed transfer.  Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel.  If in the opinion of the Company’s counsel the proposed transfer may be effected without constituting a violation of the applicable U.S. state or federal securities laws, then the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Note, provided that an appropriate legend may be endorsed on this Note respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel satisfactory to the Company to prevent further transfers which would be in violation of  such securities laws or adversely affect the exemptions

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relied upon by the Company.  To such effect, the Company may request that the intended transferee execute an investment letter satisfactory to the Company and its counsel.

(b)  A register of the issuance and transfer of this Note shall be kept at the office of the Company, and this Note may be transferred only on the books of the Company maintained at its office.  Each transfer shall be in writing signed by the then registered Holder hereof or the Holder’s legal representatives or successors, and no transfer hereof shall be binding upon the Company unless in writing and duly registered on the register maintained at the Company’s office.  Upon transfer of this Note, the transferee, by accepting the Note, agrees to be bound by the provisions, terms, conditions and limitations of this Note.

(c)  If in the opinion of the counsel referred to in this Section 5, the proposed transfer or disposition of the Note described in the Holder’s written notice given pursuant to this Section 5 may not be effected without registration or without adversely affecting the exemptions relied upon by the Company, the Company shall promptly give written notice to the Holder and the Holder will limit its activities and restrict its transfer accordingly.

6.           Governing Law.  This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

7.           Notices.  Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth herein or as subsequently modified by written notice.

8.           Amendments and Waivers.  Any term of this Note may be amended only with the written consent of the Company and the Holder and under the terms and conditions set forth in the Inter-Creditor Agreement. Any amendment or waiver effected in accordance with this Section 8 and the Inter-Creditor Agreement shall be binding upon the Company, the Holder and each transferee of the Note.

9.           Attorney’s Fees.  In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Note, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

Company hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEVADA.

Amended and Restated 12% Convertible Note due December 31, 2014 - Page 6 of 10

CIRCLE STAR ENERGY CORP.

By:
S. Jeffrey Johnson, Chief Executive Officer

Amended and Restated 12% Convertible Note due December 31, 2014 - Page 7 of 10

ASSIGNMENT/TRANSFER FORM

TO:	CIRCLE STAR ENERGY CORP.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

Name

Address

Social Insurance Number, Social Security Number or Tax Identification Number

US$____________ of the principal amount of the Amended and Restated 12% Convertible Note, due December 31, 2014 (the “Note”), registered in the name of the undersigned represented by the within certificate and does hereby irrevocably constitute and appoint ___________ attorney to transfer the said Note on the books of the Company with full power of substitution in the premises.

The undersigned understands that, as a condition to any transfer of a Note, the Company may request a legal opinion, in form and substance reasonably satisfactory to the Company and its legal counsel, stating that such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended.

DATED the ______ day of ________, 20___.

Signature of Transferor:

____________________________
(Signature of Transferor)

Guaranteed by:

____________________________
Authorized Signature Number

NOTICE:
The signature to this transfer must correspond in every particular with the name as shown on the face of this certificate and the endorsement must be signature guaranteed, in either case, by a Chartered Bank, or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program or from a similar entity in the United States. The stamp affixed thereon by the guarantor must bear the actual words “signature guarantee”, OR “signature medallion guarantee” or in accordance with industry standards.

Amended and Restated 12% Convertible Note due December 31, 2014 - Page 8 of 10

CONVERSION FORM

TO:           CIRCLE STAR ENERGY CORP.  (the “Company”)

The undersigned hereby exercises the right to convert US$____________ of the principal amount of the Amended and Restated 12% Convertible Note, due December 31, 2014 (the “Note”), registered in the name of the undersigned represented by the within certificate, into shares of common stock in the capital of the Company (“Common Stock”) at the conversion price of US$0.75 per share.

The undersigned holder understands that unless the Common Stock issuable upon the conversion of the Note are registered under the 1933 Act and the securities laws of all applicable states of the United States and the undersigned has provided a written opinion of counsel satisfactory to the Company to such effect, the certificate representing the Common Stock issued upon Conversion of this Note will bear the following restrictive legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS”.

If the full principal amount of the Note represented by the Note certificate is not being converted, a new Note certificate will be issued and delivered with the Common Share certificates.

Please issue a certificate for the Common Stock being purchased as follows in the name of the undersigned.

DATED at ______________________________ this ___ day of _________________, 20__.

Signature Witnessed (see instructions to Holder)	Signature of Holder (to be the same as appears on the face of the Note Certificate) or authorized signing officer if a corporation

Name of Holder

Address (please print)

Amended and Restated 12% Convertible Note due December 31, 2014 - Page 9 of 10

INSTRUCTIONS TO HOLDERS

TO CONVERT:

To convert the Note, the Note Holder must complete, sign and deliver the Conversion Form, and deliver the Note Certificate(s) to Circle Star Energy Corp. (the “Company”) at the address set forth below indicating the principal amount of the Note converted and the number of Common Stock to be acquired.  In such case, the signature of such registered holder on the Conversion Form must be witnessed.

GENERAL:

For the protection of the Holder, it would be prudent to use registered mail if forwarding documents by mail.

If the Conversion Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Note Certificate must also be accompanied by evidence of authority to sign satisfactory to the Company.

The address of the Company is:

CIRCLE STAR ENERGY CORP. (the “Company”)
Attn: S. Jeffrey Johnson, Chief Executive Officer
7065 Confederate Park Road, Suite 102
Fort Worth, TX 76108
USA

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EXHIBIT B
Form of Deed of Trust, Mortgage, Assignment of Production,
Security Agreement and Financing Statement

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION,
SECURITY AGREEMENT AND FINANCING STATEMENT
from
[name]
[entity number]
(Grantor and Debtor)
to
MARK C. LEE, TRUSTEE
for the benefit of
[name]
(Republic of the Marshall Islands Entity No. 45107)
(Beneficiary and Secured Party)

A CARBON, PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT. FOR PURPOSES OF FILING THIS INSTRUMENT AS A FINANCING STATEMENT, THE ADDRESS OF THE GRANTOR AND DEBTOR IS 7065 CONFEDERATE PARK ROAD, SUITE 102, FORT WORTH, TEXAS 76108  AND THE ADDRESS OF BENEFICIARY AND SECURED PARTY IS C/O BLACKLIGHT S.A., CHEMIN DES PAPILLONS 4, COINTRIN CH-1216 SWITZERLAND.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.

THIS INSTRUMENT COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT COVERS PRODUCTS OF COLLATERAL.

THIS INSTRUMENT COVERS FIXTURES.

THIS INSTRUMENT COVERS MINERALS, AS-EXTRACTED COLLATERAL AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING, WITHOUT LIMITATION, OIL AND GAS).  THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF THE COUNTY RECORDERS OF THE COUNTIES LISTED ON EXHIBIT A HERETO.  GRANTOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH INTEREST IS DESCRIBED IN EXHIBIT A ATTACHED HERETO.

THIS INSTRUMENT WAS PREPARED BY AND WHEN RECORDED OR FILED SHOULD BE RETURNED TO:

Mark C. Lee
Greenberg Traurig, LLP
1201 K Street, Suite 1100
Sacramento, California 95814

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION,
SECURITY AGREEMENT AND FINANCING STATEMENT

[name], a [state] [entity], whose address is 7065 Confederate Park Road, Suite 102, Fort Worth, Texas 76108 (hereinafter referred to as “Grantor”), for and in consideration of the sum of TEN DOLLARS ($10.00) to Grantor in hand paid by MARK C. LEE whose address is set forth above (“Trustee”), for the benefit of [name], a corporation organized under the laws of the Republic of the Marshall Islands ( “Beneficiary”), to extend credit to Grantor as evidenced by that certain Amended and Restated 12% Convertible Note dated February 28, 2014 (as modified, amended, restated or supplemented hereinafter, the “Note”), by and between Grantor and Beneficiary (in such capacity Beneficiary is a “Holder”) and in order to secure the payment of the indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements and undertakings of Grantor hereinafter described, does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, PLEDGE, TRANSFER, ASSIGN and SET OVER to Trustee, with power of sale, the following property:

(a)  All of Grantor’s rights, titles, interests and estates whether now owned or hereafter acquired, in and to the Hydrocarbons (defined in paragraph (c) below) and/or Leases which are described on Exhibit A attached hereto (all references herein to such Exhibit A shall include the introductory and explanatory comments thereto contained in the preamble to Exhibit A), irrespective of whether such rights, titles, interests and estates are accurately described on Exhibit A and including, without limitation, overriding royalty interests, production payments, net profits interests or other interests irrespective of whether such interests are cost bearing and of whatsoever nature or kind and however characterized, together with any and all mineral interests, royalty interests, fee interests or other interests derived from a landowner or landowners of the lands described on the attached Exhibit A (including to the extent any wells are described on Exhibit A, the leasehold or unit underlying such wells) or in the documents described on Exhibit A, all of which such rights, titles, interests and estates of Grantor and howsoever characterized being hereinafter collectively called the “Leases;”

(b)  All rights, titles, interests and estates now owned or hereafter acquired by Grantor in and to (i) the properties now or hereafter pooled or unitized with any of the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction and so called “working interest units” created under operating agreements or otherwise) which may affect all or any portion of the Leases including, without limitation, those units which may be described on Exhibit A; (iii) all operating agreements, contracts, farm out agreements, farm in agreements, area of mutual interest agreements, equipment leases and other agreements which relate to any of the Leases or interests in the Leases described or referred to herein on Exhibit A or to the production, sale, purchase, exchange, processing, transporting or marketing of the Hydrocarbons (hereinafter defined) from or attributable to such Leases or interests; and (iv) the Leases described on Exhibit A and covered by this Mortgage (hereinafter defined) even though Grantor’s interest therein be incorrectly described or a description of a part or all of such Leases or Grantor’s interest therein be omitted; it being intended by Grantor and Beneficiary herein to cover and affect hereby all interests which Grantor may now own or may hereafter acquire in and to the Leases and lands described on Exhibit A notwithstanding that the interests as specified on Exhibit A be limited to particular lands, specified depths or particular types of property interests;

(c)  All rights, titles, interests and estates now owned or hereafter acquired by Grantor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (collectively called the “Hydrocarbons”) in and under which may be produced and saved from or attributable to the Leases, the lands covered thereby and Grantor’s interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases, the lands covered thereby, and Grantor’s interests therein which are subjected or required to be subjected to the Liens and security interests of this Mortgage; and further including any and all Liens and security interests in the Hydrocarbons and the proceeds therefrom securing payment of proceeds from the sale of Hydrocarbons, including but not limited to those Liens and security interests provided for in Section 9.343 of the Texas Business and Commerce Code;

(d)  All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Leases, properties, rights, titles, interests and estates described or referred to in subparagraphs (a) and (b) above, which are now owned or which may hereafter be acquired by Grantor, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Leases or properties (excluding drilling rigs, trucks, automotive equipment or other personal property which may be taken to the premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units,  wellhead valves, field gathering systems, pipelines, salt water disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, power, telephone and telegraph lines, surface leases, rights-of-way, easements, servitudes, licenses and other surface rights together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties;

(e)  Any property that may from time to time hereafter, by writing of any kind, be subjected to the Lien and security interest hereof by Grantor or by anyone on Grantor’s behalf; and Trustee, for itself and the benefit of Holder, is hereby authorized to receive the same at any time as additional security hereunder;

(f)  All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Grantor in and to the Leases, as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Liens to which any Leases, properties, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of the Leases, properties, rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by Grantor in and to the Leases, properties, rights, titles, interests or estates;

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(g)  All accounts, goods that are or are to become fixtures, equipment, as-extracted collateral, inventory and contract rights and other general intangibles as such terms are defined in Article 9 of the Uniform Commercial Code from time to time in effect in the State of Texas (including, without limitation, all seismic data, geological data, geophysical data and interpretations of any of the foregoing to the extent a security interest therein may be granted without violating the provisions of any data use license or similar agreement) constituting a part of, relating to, or arising out of the property and collateral described or mentioned in paragraphs (a) through (f) above, and all proceeds and products of the property and collateral described or mentioned in this and said preceding paragraphs; and

(h)  All of Grantor’s rights, now owned or hereafter acquired, in and to all lease records, well records and production records which relate to any of the foregoing property; provided, however, the foregoing is made subject to the overriding royalties, unit declarations, operating agreements, contracts, encumbrances, agreements, exceptions, limitations and other matters, if any, described or referred to in Exhibit A and the Permitted Encumbrances (all of the properties, interests and rights, subject as aforesaid, being hereinafter sometimes referred to as the “Mortgaged Properties”).

Any fractions or percentages specified on Exhibit A referring to Grantor’s interest (whether working interest, net revenue interest or otherwise) are contained thereon solely for the purpose of the warranties made by Grantor under Article II and shall not limit the quantum of interest granted hereunder with respect to any unit or well.  If any Lease or unit described on Exhibit A respecting any well mentioned herein is incorrectly described, nevertheless this Mortgage shall cover all Grantor’s interest in the Leases allocable to and the unit for such well.  If any of the lands covered by the Lease or other instrument mentioned on Exhibit A are incorrectly described, then nevertheless this Mortgage shall cover all Grantor’s interest in such Lease or other instrument as to all of the lands covered thereby, unless limited by express words to the contrary on Exhibit A.

TO HAVE AND TO HOLD the Mortgaged Properties, together with all and singular the rights, estates, hereditaments, powers and privileges appurtenant or incident thereto, unto Trustee and its successors or substitutes in this trust and to its or their successors and assigns, for itself and the ratable benefit of Holder, forever.

BUT IN TRUST, NEVERTHELESS, for the benefit and security of the holders of the indebtedness secured hereby and upon the trusts and subject to the terms and provisions herein set forth.

ARTICLE I.
Secured Indebtedness

1.1  This Mortgage (as amended, supplemented or modified from time to time, the “Mortgage”) is made to secure and enforce the payment of the following:

(a)  the “Obligations” under the Note [and the Guaranty];

(b)  any sums which may be advanced or paid by Holder under the terms hereof or of the Note on account of the failure of Grantor to comply with the covenants of

SAC 442418896v5

Grantor contained herein, or the failure of Grantor to comply with the covenants of Grantor or any other obligor contained in the Note; and all other indebtedness of Grantor arising pursuant to the provisions of this Mortgage, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise;

(c)  all interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in respect of all of the obligations described in this Section 1.1 and all costs of collection and attorneys’ fees, all as provided herein and therein; and

all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the Secured Indebtedness described in clauses (a) through (c).

1.2  The indebtedness referred to in clauses (a) through (c) of Section 1.1 and all renewals, extensions and rearrangements thereof are hereinafter sometimes referred to as the “secured indebtedness.”

1.3  This Mortgage is executed and granted for the benefit and security of Holder and any Person secured hereby and any and all future holders of an interest in the secured indebtedness for so long as same remains unpaid and thereafter for so long as Holder or any person secured hereby (or any Affiliate) has any obligations under the Note to lend money (including those described in Section 1.1) or until the Liens hereby created are earlier released by Beneficiary or such Person; it being understood and agreed that possession of the Note at any time by Grantor shall not in any manner extinguish the Secured Indebtedness, such Note or this Mortgage securing payment thereof, and Grantor shall have the right to issue and reissue the Note from time to time as its interest or as convenience may require, without in any manner extinguishing or affecting the secured indebtedness, the obligations under the Note, or the security of this Mortgage.

1.4  Each capitalized term used in this Mortgage and not defined in this Mortgage shall have the meaning assigned such term in the Note, and if not therein defined, such capitalized term shall have the meaning assigned such term in the Uniform Commercial Code.  Uncapitalized terms used herein that are defined in the Uniform Commercial Code shall have the same meaning in this Mortgage.  As used herein, “Uniform Commercial Code” means the Uniform Commercial Code presently in effect in the state of Texas as the same may be amended from time to time, and any successor statute thereto, except to the extent that the Uniform Commercial Code of some other jurisdiction applies mandatorily.

ARTICLE II.
Representations, Warranties and Covenants

Grantor represents, warrants and covenants to and with Trustee and Beneficiary:

2.1  That:

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(a) All of the Mortgaged Properties are owned of record by Grantor free and clear of any Lien other than the Permitted Encumbrances.  Except for the Permitted Encumbrances, Grantor has defensible title to each of the Mortgaged Properties.  Except for Permitted Encumbrances or as approved by Holder, Grantor’s interest in the Mortgaged Properties is not subject to any mineral reservations, including, without limitation, overriding royalty interests.  Grantor has the exclusive right to sell and grant Liens over the Mortgaged Properties.  To Grantor’s knowledge, there are no unrecorded documents or agreements that could limit or impair (i) Grantor’s ability to grant the Liens contemplated by the Security Documents or (ii) the Holder’s ability to enforce those Liens pursuant to the Security Documents.  Subject to the Permitted Encumbrances, Grantor has all beneficial right, title and interest in and to the Net Revenue Interest in all production from or allocable to Grantor’s interest in the Mortgaged Properties (including each Lease).

(b) All Leases and material agreements comprising the Mortgaged Properties and referenced in the title opinions and/or reports or other title materials delivered to Holder are valid, existing and in full force and effect, and no Material default (or event or circumstance which with the giving of notice or the passage of time or both would give rise to a Material default) exists under any Lease.

(c) Except for the Mortgaged Properties identified on Exhibit A, (i) Grantor owns no other direct or indirect interest of any kind in Hydrocarbons attributable to the Mortgaged Properties, including any Equity Interests, Equity Equivalents, or calls or options to purchase, and (ii) Grantor has no right to acquire any interest of the type described in the preceding clause (i).

(d) Grantor’s Working Interest is not more than, and its Net Revenue Interest is not less than, the percentages set forth on Exhibit A for each of the Mortgaged Properties.

(e) All rents, royalties and other payments due and payable by Grantor under each of the Mortgaged Properties have been properly and timely paid and all ad valorem, property, oil and gas production, excise and severance Taxes payable by Grantor have been duly paid.

2.2  All producing wells located on the Mortgaged Properties or properties unitized therewith have been legally drilled or reworked and are not deviated from the vertical more than the maximum permitted by applicable Laws, rules and regulations, and that such wells are in fact bottomed under and are producing from lands described in said Exhibit A or lands unitized therewith; and Grantor does hereby bind itself, its heirs, legal representatives, successors and assigns to forever warrant and defend the title to the mortgaged properties unto Trustee, his successors and assigns, against the claims of all persons whomsoever claiming or to claim the same or any part thereof.  Any additional rights, title, or interest which Grantor may hereafter acquire or become entitled to in the properties aforesaid or in the oil, gas or other minerals in and under or produced therefrom shall inure to the benefit of this trust, the same as if expressly described and conveyed herein.

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2.3  So long as the Secured Indebtedness or any part thereof remains unpaid, Grantor covenants and agrees with Beneficiary as follows:

(a)  That Grantor will make prompt payment of the Note and of all installments of principal and interest thereon as the same become due, and also of all other Secured Indebtedness.

(b)  That Grantor will continuously maintain Grantor’s existence as a limited liability company with full power to own and operate the Mortgaged Properties and, if required by Law, Grantor’s right to do business in each State where any part of the Mortgaged Properties is situated, and that Grantor will promptly pay, if applicable, all income, franchise and other Taxes owing by Grantor and any stamp, documentary or recording Taxes which may be required to be paid with respect to this Mortgage or any other instrument evidencing or securing any of the Secured Indebtedness, subject to the right to contest any Taxes as provided in the Note.

(c)  That Grantor will cause its interests in the oil, gas, Hydrocarbons and/or other mineral leases included in or relating to the Mortgaged Properties (herein called “Subject Leases”) to be maintained and operated for the production of Hydrocarbons in a good and workmanlike manner and in accordance with sound field practices and all applicable federal, state and local Laws, rules and regulations and will not allow any of Subject Leases to be surrendered, abandoned, or voluntarily terminated or impaired in any manner.

(d)  That Grantor will cause (or, with respect to Properties not operated by Grantor, will Cause the Operator to cause) all debts and liabilities of any character incurred in the operation, maintenance or development of the Mortgaged Properties (including, without limitation, all costs of the administration and development of each Subject Lease, and all leasehold costs attributable thereto, including, but not by way of limitation, all costs of completing, processing, storing, transporting and marketing Hydrocarbons which are allocated as leasehold expenses by customary industry account) to be paid punctually when due.

(e)  That Grantor will cause (or, with respect to Properties not operated by Grantor, will Cause the Operator to cause) the Mortgaged Properties and all related machinery, pipelines, equipment, improvements and personal property of any kind now or hereafter used or obtained in connection with the operation thereof to be kept in safe, good and effective operating condition and all necessary repairs, replacements, additions and improvements thereto to be made.

(f)  That Grantor will observe and comply with all of the terms and provisions, express or implied, of the Subject Leases and assignments constituting a part of the Mortgaged Properties.  Grantor will also protect (or, with respect to Properties not operated by Grantor, will Cause the Operator to protect) the Subject Leases against drainage of Hydrocarbons thereunder by reason of production on other properties, but only to the extent required by Law.

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(g)  That Grantor will observe and comply with all of the terms and provisions of all easements, licenses, franchises, permits and contracts (both existing and future) which are part of the Mortgaged Properties or which are incident to the operation of any of the Mortgaged Properties. Without limiting the foregoing, Grantor agrees to fully comply with all covenants and make timely payments of all amounts payable under Hydrocarbons purchase and processing contracts held by Grantor and also to fully perform all obligations and covenants of the seller under all Hydrocarbons sales and processing contracts held by Grantor.

(h)  That if the validity or priority of this Mortgage or of any right, titles, Liens or interests created or evidenced hereby with respect to the Mortgaged Properties or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Grantor with respect thereto, Grantor will give written notice thereof to Beneficiary promptly and, at Grantor’s own cost and expense, Grantor will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, but not limited to, the employment of counsel acceptable to Beneficiary, the prosecution or defense of litigation and the release or discharge of all adverse claims.  If Grantor fails or refuses to take such action, Trustee and Beneficiary, or any of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such additional steps as in their judgment and discretion may be necessary or proper for the defense of any such legal proceedings, including, but not limited to, the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of any adverse claims made with respect to the Mortgaged Properties, and all expenses so incurred of every kind and character shall be a demand obligation owing by Grantor and shall bear interest at the Contract Rate from the date of expenditure until paid and shall be secured by the Lien evidenced by this Mortgage and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.

(i)  That Grantor will not, without the prior written consent of Beneficiary, suffer or permit any Lien other than Permitted Encumbrances (as defined herein or described in Exhibit A hereto) to be hereafter claimed or created on any of the Mortgaged Properties, and should a Lien other than Permitted Encumbrances become attached hereafter in any manner to any part of the Mortgaged Properties without the prior written consent of Beneficiary, Grantor will cause such Lien to be promptly discharged.

(j)  That Grantor will pay all Taxes and assessments of every kind and character charged, levied or assessed against the Mortgaged Properties, or any part thereof, and all franchise Taxes, production, severance or other similar Taxes or charges, before any such Taxes and assessments shall become delinquent; but Grantor shall have the right to contest any such Tax in good faith, and while any such contest is pending shall not be in default hereunder; and, in the event Grantor should fail or refuse to pay or discharge the same, the holder of said indebtedness hereunder shall have the right, but shall not be obligated, to pay off said charges against said property and shall be subrogated to the rights, Liens and equities thereof, and the amount so paid, together with interest at the same rate as is provided in the Note for interest on past due principal from

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the date of payment, shall be added to said indebtedness and shall be part of the Secured Indebtedness.

(k)  That none of the buildings, improvements and personal property constituting portions of the Mortgaged Properties will be removed or destroyed if to do so would have a Material Adverse Effect on the condition or operation of the Mortgaged Properties or on the business or financial condition of Grantor.

(l)  That Grantor will keep accurate books and records in accordance with GAAP in which full, true and correct entries shall be promptly made as to all operations on the Mortgaged Properties, and all such books and records shall at all times during reasonable business hours be subject to inspection by Holder and its duly accredited representatives and if, and as often as, reasonably requested by Holder, and Grantor shall make reports of such income in such form as Holder prescribes setting out full data as to production and revenues from the Mortgaged Properties.

(m)  That Grantor will, on request of Beneficiary, promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, the Note, or other documents executed in connection herewith or in the execution or acknowledgment of any thereof, and will execute and deliver any and all additional instruments as may be reasonably requested by Beneficiary to correct such defect, error or omission or to identify any additional properties which are or become subject to this Mortgage and will execute, acknowledge and deliver such further assurances and instruments as shall be, in the opinion of Beneficiary, necessary or proper to convey and assign to Trustee all of the Mortgaged Properties herein conveyed or assigned, or intended so to be.

(n)  That Grantor will indemnify and hold harmless Trustee and Beneficiary from and against all claims, demands, liabilities and causes of action on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Properties or with this Mortgage or any of the Secured Indebtedness, save and except for their gross negligence, willful misconduct or breach by Beneficiary of the Security Documents or any document or instruments executed in connection with the Security Documents.

(o)  That Grantor will proceed with reasonable diligence to correct any material defect in title to the Mortgaged Properties which, in the opinion of Beneficiary, constitutes a material defect that is found to exist after the execution and delivery of this instrument; and in this connection, should it be found after the execution and delivery of this instrument that there exists upon the Mortgaged Properties any Lien, other than a Permitted Encumbrance, equal or superior in rank to the Lien created by this instrument, or should any such Lien or encumbrance hereafter arise, Grantor will promptly discharge and remove any such Lien from said property.

(p)  That Grantor will keep such part of the Mortgaged Properties as is of an insurable nature and of a character usually insured by persons operating similar properties insured with companies of recognized responsibility satisfactory to Beneficiary against

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loss or damage by fire and against other hazards customarily insured against and in such amounts as provided in and as otherwise required under the Note.

(q)  That Grantor will promptly pay its share of all costs and expenses incurred under any joint operating agreement affecting the Mortgaged Properties or any portion thereof and will furnish Beneficiary as and when requested full information as to the status of any joint account maintained with others under any such operating agreement.

(r)  That Grantor will permit Beneficiary and its agents, representatives and employees, at all times, to go upon, examine, inspect and remain on the Mortgaged Properties, and to go upon the derrick floor of any well at any time drilled or being drilled thereon, provided that such examination or inspection shall be at the risk of Beneficiary and its agents, representatives and employees and shall not unreasonably interfere with the business of Grantor or any operator or the operations on the Mortgaged Properties, and will furnish to Beneficiary all pertinent information in regard to the development and operation of the Mortgaged Properties or any part thereof in accordance with the terms of the Note.

(s)  That Beneficiary at all times shall have the right to release any part of the property now or hereafter subject to the Lien hereof or any part of the proceeds of production or other income herein or hereafter assigned or pledged or any other security it now has or may hereafter have securing said indebtedness, without releasing any other part of said property, proceeds or income, and without affecting the Lien hereof as to the part or parts thereof not so released, or the right to receive future proceeds and income.

(t)  That, promptly upon receipt of any written request from Beneficiary, Grantor will furnish and deliver, pursuant to such request, all title materials in the possession of Grantor or to which Grantor has access, including all title opinions and abstracts of title prepared by competent abstractors and covering title to the real property hereby mortgaged.  Should Grantor fail to furnish such title opinions and abstracts upon such request, Beneficiary may proceed to obtain such title materials, and any and all costs so incurred shall be added to and included in the indebtedness secured hereby and shall be payable by Grantor upon demand, the obligation for such payment being secured by all Liens and remedies granted in this Mortgage.  Any abstracts furnished by Grantor or so acquired by Beneficiary shall be and constitute a part of the Mortgaged Properties, as above defined.

(u)  That Grantor will, if requested by Beneficiary, furnish Beneficiary any information or data possessed by Grantor with respect to the Mortgaged Properties, and in the case of the Subject Leases full information, including independent engineering reports and seismic data and interpretation, shall be furnished with regard to the wells drilled or reworked or drilling or reworking operations being conducted thereon, including, without limitation, electrical logs, core analyses and well pressure reports; provided, that Grantor shall not be obligated to disclose information subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Grantor, to the extent requested by Beneficiary, will use its reasonable efforts to obtain such consent.

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(v)  That Grantor shall make available to Beneficiary, or its engineers, attorneys or representatives, at any time requested, its complete files and contracts on the properties included in this instrument and the wells, pipelines and other property located thereon, or regarding the operations of (or the production from) the Mortgaged Properties, and in the event Beneficiary or Trustee should take possession of the Mortgaged Properties under this Mortgage, Beneficiary shall be entitled to possession of all such files and contracts including seismic data and interpretation provided that the possession and disclosure of such seismic data and interpretation information to Beneficiary does not violate any third party license, confidentiality agreement or similar agreement.  Should this Mortgage be foreclosed (howsoever such foreclosure may be effected), the purchaser at the foreclosure sale shall be entitled to all such files other than those restricted by a third party license, confidentiality agreement or similar agreement.

(w)  That Grantor will not enter into any new operating agreement or any material amendment of any existing operating agreement affecting the Mortgaged Properties without the prior written consent of Beneficiary.

(x)  That Grantor will, promptly upon demand by Beneficiary, pay all costs and expenses heretofore or hereafter incurred by Beneficiary for legal, engineering or geological services rendered to it in connection with the making of the initial or any future loan to Grantor secured in whole or in part by the Lien hereof and/or in the enforcement of any of its rights hereunder.

(y)  That Grantor will continuously maintain in good condition and operate, or cause to be maintained and operated, in a good and workmanlike manner any pipelines and pipeline systems owned by Grantor and included in the Mortgaged Properties in accordance with the valid rules and regulations of duly constituted authorities.

2.4  Grantor will act as a Prudent Operator in exercising all rights and remedies available to Grantor and will use reasonable commercial efforts to cause the owner or owners of the working interest in the Mortgaged Properties to comply with the covenants and agreements contained herein.  With respect to those Subject Leases which are being operated by operators other than grantor, grantor shall not be obligated itself to perform any undertakings contemplated by the covenants and agreements contained herein which are performable only by such operators and are beyond the control of grantor; however, Grantor will act as a Prudent Operator in taking all reasonable actions available to Grantor under any such operating agreement or otherwise to bring about the performance of any such undertakings required to be performed by such operators.

2.5  Grantor agrees that, if Grantor fails to perform any act or to take any action which hereunder Grantor is required to perform or take or to pay any money which hereunder Grantor is required to pay, Beneficiary, in Grantor’s name or its own name, may (but shall not be obligated to) perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Beneficiary and any money so paid by Beneficiary shall be a part of the Obligations under the Note owing by Grantor and shall bear interest from the date of making such payment until paid at the Contract Rate and shall be a part of the Secured Indebtedness and shall be secured by the Lien evidenced by this Mortgage and by any other

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instrument securing the Secured Indebtedness, and Beneficiary, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.

ARTICLE III.
Assignment of Production, Accounts,
Contract Rights and Proceeds

3.1  To facilitate the discharge of all such indebtedness and as cumulative of any and all rights and remedies herein provided for, Grantor hereby BARGAINS, SELLS, TRANSFERS, ASSIGNS, SETS OVER and DELIVERS to the Holder, its successors and assigns, all of the following which shall be applied by Holder as provided herein and in the Note:

(a)  All oil, gas, casinghead gas, distillate and other minerals, and the proceeds therefrom, produced and to be produced from the interests of Grantor in the oil, gas and mineral leases, properties, processing plants and interests now or hereafter constituting a part of the Mortgaged Properties SAVE AND EXCEPT the Excluded Interests (as hereinafter defined), from and after the Effective Date (as hereafter defined) and Grantor hereby authorizes and empowers said Holder to demand, collect and receive said oil, gas, casinghead gas, distillate and other minerals, and the proceeds therefrom, produced and to be produced from the interests of Grantor in said Mortgaged Properties, and to execute any release, receipt, division order, transfer order and relinquishment or other instrument that may be required or necessary to collect and receive such production or the proceeds therefrom and Grantor hereby authorizes and directs all pipeline companies, gathering companies and others purchasing oil, gas or other mineral production from said properties or having in their possession any production from said properties or the proceeds therefrom, to pay and deliver to the Holder all such production or proceeds therefrom accruing.  Grantor agrees that all division orders, transfer orders, receipts and other instruments which the Holder may from time to time execute and deliver for the purpose of collecting or receipting for such production or the proceeds therefrom may be relied upon in all respects, and that the same shall be binding upon Grantor, and Grantor’s successors and assigns.  Grantor agrees to execute and deliver all necessary and appropriate instruments, including transfer and division orders, which may be required by the Holder in connection with the receipt by the Holder of such production or the proceeds therefrom and to indemnify and keep and hold the Holder free and harmless from all parties whomsoever having or claiming an adverse interest in said leases, properties and interests and the production and proceeds therefrom, and in this respect agrees to pay all expenses, costs, charges and reasonable attorneys’ fees that may be incurred by the Holder as to any of said matters.

(b)  All amounts or proceeds hereafter payable to or to become payable to Grantor or to which Grantor is entitled under all gas sales contracts, all oil, distillate or condensate sales contracts, all gas transportation contracts, and all gas processing contracts relating to or now or hereafter to become a part of the Mortgaged Properties SAVE AND EXCEPT the Excluded Interests (as hereinafter defined).

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(c)  All amounts, sums, revenues and income which become payable to Grantor from any of the Mortgaged Properties (including after-acquired properties) or under any contract, present or future, relating to any gas pipeline system and processing plant or unit now or hereafter constituting a part of the Mortgaged Properties SAVE AND EXCEPT the Excluded Interests (as hereinafter defined).

Unless and until revoked by Holder, which Holder may do in accordance with the terms and conditions of the Note (including but not limited to Section 3), Holder grants to Grantor a license to receive and collect the revenues and proceeds attributable to such production (the “License”) but Holder, in accordance with such terms and conditions of the Note, shall have the right to terminate the Grantor’s license to collect such revenues and proceeds by sending to the purchasers of such production the letters in lieu of transfer orders executed by Grantor contemporaneously herewith.  Grantor hereby authorizes and directs that all such pipeline companies, purchasers, transporters and other parties owing moneys to Grantor under contracts herein assigned, pay such amounts direct to the Holder without the necessary of further action on the part of Grantor.  The Holder is authorized to collect, receive and receipt for all such amounts and no party making payment shall have any responsibility to see to the application of any funds paid to the Holder, but shall be fully protected in making such payment to the Holder under the assignments herein contained.  Should the Holder bring suit against any third party for collection of any amounts or sums included within this assignment (and the Holder shall have the right to bring any such suit) it may sue either in its own name or in the name of Grantor.  Holder acknowledges and agrees that the assignments herein contained are intended to be an absolute and irrevocable assignment and not merely a pledge of or creation of a security interest therein or assignment as additional security

The office where the records of Grantor with respect to the accounts and contracts rights concerning the Mortgaged Properties are kept is located at the address shown opposite the signature of Grantor to this Mortgage, and Grantor agrees that the place at which such records are kept will not be changed without the prior written notice to the Holder.

3.2  Independent of the foregoing provisions and authorities herein granted, but subject to the license granted in Section 3.1 above and the terms of the Note, Grantor agrees to execute and deliver any and all transfer orders, payment orders, division orders and other instruments that may be requested by the Holder or that may be required by any purchaser of the production from any of the Mortgaged Properties for the purpose of effectuating payment to the Holder of the proceeds of Hydrocarbon sales to the Holder.  If under any existing sales agreements, other than division orders or transfer orders, any proceeds of Hydrocarbon sales are required to be paid by the purchaser to Grantor so that under such existing agreement payment of such proceeds of Hydrocarbon sales cannot be made to the Holder, Grantor’s interest in all proceeds of Hydrocarbon sales under such sales agreements and in all other proceeds of Hydrocarbon sales which for any reason may be paid to Grantor shall, when received by Grantor, constitute trust funds in Grantor’s hands and shall be immediately paid over to the Holder.

3.3  Grantor authorizes and empowers the Holder to receive, hold and collect all sums of money paid to the Holder in accordance with this assignment and to apply the same as is hereinafter provided, all without any liability or responsibility on the part of the Holder, save as to good faith in so receiving and applying said sums.  All payments provided for in this

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assignment shall be paid promptly to the Holder, and applied pursuant to the terms of the Note.  It is understood and agreed that should said payments provided for by this assignment be less than the sum or sums then due on said indebtedness, such sum or sums then due shall nevertheless be payable by Grantor in accordance with the provisions of the note or notes or other instrument or instruments evidencing said indebtedness and neither this assignment nor any provision herein contained shall in any manner be construed to affect the terms and provisions of said note or notes or other instrument or instruments.  Likewise, neither this assignment nor any provision herein contained shall in any manner be construed to affect the lien, rights and remedies herein granted securing said indebtedness, nor Grantor’s liability therefor.  The rights under this assignment are cumulative of the other rights, remedies and powers granted under this Mortgage and are cumulative of any other security which the Holder now holds or may hereafter hold to secure the payment of said indebtedness.

3.4  If a default has occurred under Section 6.1 and is continuing, should any person now or hereafter purchasing or taking oil, gas, other Hydrocarbons or other minerals attributed to the Mortgaged Properties fail to make payment promptly to the Holder of the hereby assigned proceeds of Hydrocarbon sales, the Holder shall have the right to make, or to require Grantor to make, a change of connection and the right to designate or approve the purchaser with whose facilities a new connection shall be made, without liability or responsibility in connection therewith, so long as ordinary care is used in making such designation, and Grantor agrees to pay to the Holder the amount of any proceeds of Hydrocarbon sales not promptly paid to the Holder by any person having responsibility for payment thereof; provided, however, Holder shall only require the change of purchaser if such change would not cause a breach of Grantor’s obligation to an existing purchaser under an existing contract as of the date hereof.

3.5  The Holder and its successors and assigns are hereby absolved from all liability for failure to enforce collection of the proceeds of Hydrocarbon sales and from all other responsibility in connection therewith, except the responsibility to account to Grantor for funds actually received.  Grantor agrees to indemnify and hold harmless the Holder and the Trustee against any and all liabilities, actions, claims, judgments, costs, charges and attorneys’ fees by reason of the assertion that Trustee or Holder received with respect to the Mortgaged Properties or for Grantor’s account either before or after payment in full of the Secured Indebtedness funds from the production of oil, gas, other Hydrocarbons or other minerals claimed by third persons, and if Grantor fails to do so, the Holder and the Trustee shall each have the right to defend against any such claims or actions, employing attorneys of their own selection, and if not furnished with indemnity satisfactory to them, they shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by the Holder or the Trustee in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys’ fees and other expenses of every character incurred by the Trustee or the Holder pursuant to the provisions of this section shall be part of the obligations under the Note owing by Grantor, shall bear interest from date of expenditure until paid at the rate specified by the Note, and shall be a part of the Secured Indebtedness.  Notwithstanding the foregoing, nothing contained herein shall be deemed to require Grantor to indemnify Holder for its willful misconduct or gross negligence or breach by Holder of the provisions of the Security Documents or any documents or instruments executed in connection with the security documents.

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3.6  Nothing herein contained shall detract from or limit the absolute obligation of Grantor to make prompt payment of the Note, of all amounts owing thereon, and of all amounts owing hereunder at the time and in the manner provided in the Note or provided herein, regardless of whether the proceeds herein assigned are sufficient to pay the same, and the rights under this assignment shall be cumulative of all other security of any and every character now or hereafter existing to secure the payment of the Note and all other Secured Indebtedness.

ARTICLE IV.
Waiver and Partial Release

4.1  Beneficiary may at any time and from time to time in writing:

(a)  Waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing;

(b)  Consent to Grantor’s doing any act which hereunder Grantor is prohibited from doing, or to Grantor’s failing to do any act which hereunder Grantor is required to do, to the extent and in the manner specified in writing; or

(c)  Release any part of the Mortgaged Properties, or any interest therein, or any proceeds of Hydrocarbon sales from the Lien of this Mortgage, without the joinder of Trustee.

No such act by Beneficiary shall in any way impair the rights of Beneficiary hereunder except to the extent specifically agreed to by Beneficiary in such writing.

4.2  The Lien and other security rights of Beneficiary hereunder shall not be impaired by any indulgence, including but not limited to:

(a)  Any forbearance, renewal, extension or modification (whether one or more) which Beneficiary may grant with respect to any Secured Indebtedness; or

(b)  Any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant in respect of any item of the Mortgaged Properties or any part thereof or any interest therein, or any of the proceeds of Hydrocarbon sales; or

(c)  Any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness.

ARTICLE V.
Possession Until Default; Defeasance

5.1  Unless a default specified in Section 6.1 exists, Grantor shall retain full right to the Mortgaged Properties (except the proceeds of Hydrocarbon sales assigned under Section 3.1), subject, however, to all of the terms and provisions of this Mortgage.

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5.2  If all of the Secured Indebtedness be paid as the same becomes due and payable and if the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, then and in that event only all rights under this Mortgage shall terminate and the properties hereby conveyed shall become wholly clear of the Liens, conveyances and assignments evidenced hereby, and such Liens shall be released by Beneficiary in due form at Grantor’s cost.

ARTICLE VI.
Remedies in Event of Default

6.1  The term “default” as used in this Mortgage shall mean the occurrence of an event of default under the Note.

6.2  If a default by Grantor under this Mortgage exists, the provisions of this Section 6.2 (and no other provision of this Mortgage) shall specify the effects of any such default, the remedies available to Beneficiary following any such default and any limitations on the exercise of such remedies.

(a)  Upon the occurrence of a default, all Secured Indebtedness in its entirety shall, at the option of Beneficiary and following two (2) Business Days prior written notice by Beneficiary (except in the event of bankruptcy, insolvency of Grantor, appointment of a receiver of Grantor, and similar defaults in which event no prior written notice by Beneficiary is required), become immediately due and payable without notice, presentation or demand of any kind including, without limitation, notice of intent to accelerate and notice of acceleration, all of which are hereby waived, and the Liens evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by Law as Beneficiary may elect.

(b)  Upon the occurrence of a default and following notice required under subsection 6.2(a), if any such notice is required with respect to such default, Trustee, his successor or substitute, upon the written request of Beneficiary, shall be authorized and empowered and it shall be his special duty to sell the Mortgaged Properties or any part thereof.  Such sale may be at one or more sales, as an entirety or in parcels, as Trustee may elect, at such place or places and otherwise in such manner and upon such notice as may be required by Law, or, in the absence of any such requirement as Trustee may deem appropriate.

(c)  Upon the occurrence of a default and following notice required under subsection 6.2(a), if any such notice is required with respect to such default, Trustee, his successor or substitute, shall have the right and power to proceed by suit or suits in equity or at Law, whether for the specific performance of any covenant or agreement of Grantor herein contained or in aid of the execution of any power herein granted, or for foreclosure or the sale of the Mortgaged Properties or any part thereof under the judgment or decree of any court of competent jurisdiction, or for the enforcement of any other appropriate legal or equitable remedy.  In the event Beneficiary shall request Trustee to sell the Mortgaged Properties or to proceed by suit as in this section provided, Beneficiary shall have the right to direct the time, method and place of conducting and proceeding for any

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remedy available to Trustee or of exercising any trust or power conferred upon him; provided, however, that Trustee shall have the power to decline to follow any such direction if Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken.  If and to the extent permitted by applicable Law:

(i)  Any foreclosure sale hereunder may be as an entirety or in such parcels as Beneficiary may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by Law.

(ii)  Any and all statements of fact or other recitals made by Beneficiary or by Trustee or any substitute appointed hereunder as to nonpayment of the Secured Indebtedness or as to the occurrence of any default, or as to all of said indebtedness having become due and payable, or as to the refusal, failure or inability to act of Trustee or any substitute or successor trustee, or as to any other act or thing having been duly done by Beneficiary or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

(iii)  Trustee, his successor or substitute, may appoint or delegate to any one or more persons as agent to perform any act or acts necessary or incident to any foreclosure proceeding instituted by Trustee, but in the name and on behalf of Trustee, his successor or substitute.

(iv)  It shall not be necessary for Trustee or any public officer acting under execution or order of the court to have physically present or constructively in his possession any of the Mortgaged Properties.

(v)  Any sale or sales of the Mortgaged Properties pursuant to judicial proceedings shall operate to divest all right, title, interest, claim and demand whatsoever, either at Law or in equity, of Grantor of, in and to the premises and property sold, and shall be a perpetual bar, both at Law and in equity, against Grantor, its successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Grantor, its successors or assigns; nevertheless, Grantor, if requested by Trustee or Beneficiary so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

(vi)  Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of Trustee or of such officer therefor, be obliged to see to the application of such purchase price, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

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(vii)  The purchaser at any such sale shall not, nor shall his or its heirs, legal representatives, successors or assigns be deemed to have, by reason of the acquisition of property or rights mortgaged hereunder, assumed any liability or obligation of any lessee or operator of the Mortgaged Properties, or any part thereof, arising by reason of any occurrence taking place prior to such sale.

(viii)  After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with special warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided, and Grantor binds itself, its successors and assigns, to warrant and forever defend such title.

(ix)  The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale shall exist and may be exercised in any manner provided by Law or herein from time to time and as many times as Beneficiary may deem necessary until all of the Mortgaged Properties have been duly sold and all Secured Indebtedness has been fully paid.

(d)  Upon the occurrence of a default and following notice as required under subsection 6.2(a) if any notice is required with respect to such default, Trustee, his successors or substitute, is authorized and empowered, and it shall be his special duty at the request of Beneficiary, to enforce this trust and to sell the Mortgaged Properties which may be located in the State of Texas as an entirety or in parcels, as the acting Trustee may designate, at the courthouse of any county in the State of Texas in which a part of said Mortgaged Properties being sold may be situated at public auction to the highest bidder for cash between the hours 10 a.m. and 4 p.m. on the first Tuesday in any month after having given notice of such sale in accordance with the Laws of the State of Texas now in force governing sales of real estate under powers of sale conferred by deed of trust.  If the applicable statute should be hereafter amended to provide a different notice of sale applicable to sales of real estate under power of sale in a deed of trust, then Trustee may, in his sole discretion, give either the notice of sale now provided to be given under any applicable Laws or such notice as is required pursuant to applicable Law in effect at the time such notice is to be given.  Any sale made by Trustee hereunder may be as an entirety or in such parcels as Beneficiary may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by Law.  After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with special warranty of title binding upon Grantor, its successors and assigns, and shall receive the proceeds of said sale or sales and apply the same as herein provided.  The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Mortgaged Properties have been duly sold and all Secured Indebtedness has been duly paid.  Any

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such sale shall be a perpetual bar against Grantor, and Grantor’s heirs, legal representatives or successors in interest, as the case may be, as to the property sold.

(e)  This instrument shall be effective as a mortgage as well as a deed of trust and may be foreclosed as to any of the properties covered hereby (including non-judicial foreclosure) in any manner permitted by the Laws of any state in which any part of the Mortgaged Properties is situated, and any foreclosure suit may be brought by Trustee or by Beneficiary with respect to property located in jurisdictions where a mortgage is utilized to grant Liens in real property.  In addition to all other remedies herein provided for, Grantor agrees that after a default has occurred Trustee or Beneficiary shall as a matter of right be entitled to the appointment of a receiver or receivers to be designated by Beneficiary for all or any part of the Mortgaged Properties, whether such receivership be incident to a proposed sale of such property or otherwise, and Grantor does hereby consent to the appointment of such receiver or receivers, agrees not to oppose any application therefor by Trustee or Beneficiary, and agrees that such appointment shall in no manner affect the rights of Beneficiary under 3.1.

(f)  The proceeds of any sale held by Trustee or any receiver or public officer in foreclosure of the Liens evidenced hereby shall be applied:

FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale (including reasonable attorneys’ fees), including but not limited to expenses of advertising, sale and conveyance and all court costs and charges of every character in the event foreclosed by it, and a reasonable fee to Trustee acting under the provisions of this Section 6.2 if foreclosed by power of sale as provided in said section, not exceeding the actual fees of Trustee.

SECOND, to the payment of the Secured Indebtedness in such order as Beneficiary may elect, which shall be cumulative of Trustee’s fee hereinabove provided for and shall be due and payable whether the Lien of this Mortgage be foreclosed by sale or by judicial process; and

THIRD, the remainder, if any there shall be, shall be paid to Grantor or to Grantor’s representative, successors or assigns.

(g)  Beneficiary shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and if Beneficiary purchases at any such sale Beneficiary shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Secured Indebtedness owing to Holder.

(h)  All remedies herein expressly provided for are cumulative of any and all other remedies existing at Law or in equity, and Trustee and Beneficiary shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at Law or in equity for the collection of said indebtedness and the enforcement of the covenants herein and the foreclosure of the Liens evidenced hereby, and the resort to any remedy provided for hereunder or provided for by Law shall

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not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

(i)  Beneficiary may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Beneficiary in its sole and uncontrolled discretion, and any action shall not in anywise be considered as a waiver of any of the rights, benefits or Liens evidenced by this instrument.

(j)  To the full extent that Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any Law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor, Grantor’s successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Properties, to the extent permitted by Law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Secured Indebtedness and marshaling in the event of foreclosure of the Liens hereby created.  If any Law referred to in this section and now in force, of which Grantor or Grantor’s successors might take advantage despite this section, shall hereafter be repealed or cease to be in force, such Law shall not thereafter be deemed to preclude the application of this section.

(k)  Grantor hereby grants unto Trustee or Beneficiary the powers of attorney to act for and on behalf of Grantor in all transactions of Grantor with any federal or state agency relating to any of the Mortgaged Properties.  The foregoing power of attorney shall only be exercised if a default exists.

(l)  If a default exists, Trustee and Beneficiary, or either of them, is authorized prior to the institution of, or during any, foreclosure proceedings only to enter upon the Mortgaged Properties, or any part thereof, and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession and operation of the Mortgaged Properties.  Prior to any such foreclosure proceedings (but not after conclusion of same), all costs, expenses and liabilities of every character (including costs of unsuccessful workover operations or additional wells or dry holes) incurred by Trustee or Beneficiary in managing, operating and maintaining such Mortgaged Properties as provided herein, including, without limitation, costs of additional drilling and reworking, whether successful or unsuccessful, shall constitute a demand obligation owing by Grantor and shall draw interest at the Contract Rate, all of which shall constitute a portion of the Secured Indebtedness.

(m)  If a default exists and Grantor should fail to comply with any of the covenants or obligations of Grantor hereunder, then, prior to any foreclosure sale of the Mortgaged Properties, Beneficiary or Trustee may perform the same for the account and at the expense of Grantor but shall not be obligated so to do, and any and all expenses incurred or paid in so doing shall be payable by Grantor to Beneficiary with interest at the Contract Rate, and the amount thereof shall be payable on demand, and shall be secured

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by and under this Mortgage, and the amount and nature of such expense and the time when paid shall be fully established by the affidavit of Beneficiary or any officer or agent thereof, or by the affidavit of any trustee acting hereunder; provided, however, that the exercise of the privileges granted in this paragraph shall in no way be considered or constitute a waiver of the right of Beneficiary upon the happening of a default hereunder to declare the Secured Indebtedness to be at once due and payable but is cumulative of such right and all other rights herein given.

ARTICLE VII.
Security Agreement

7.1  Without limiting any of the provisions of this instrument, Grantor (referred to in this article as “Debtor,” whether one or more), expressly GRANTS unto Beneficiary (referred to in this article as “Secured Party,” whether one or more), a security interest in all the Mortgaged Properties hereinabove described (including both those now and those hereafter existing) to the full extent that such properties may be subject to the Uniform Commercial Code of the state or states where such properties are situated.  The security interest granted hereby also covers and includes all contract rights, equipment, inventory, general intangibles and accounts with respect to said properties and all products and proceeds of said properties (said properties, contract rights, equipment, inventory, general intangibles, accounts, products and proceeds thereof being hereinafter collectively referred to as the “Collateral” for the purposes of this paragraph).  Debtor covenants and agrees with secured party that:

(a)  In addition to and cumulative of any other remedies granted in this instrument to Secured Party or Trustee, Secured Party may, if a default exists, proceed under said Uniform Commercial Code as to all or any part of the Collateral and shall have and may exercise with respect to the Collateral all the rights, remedies and powers of a secured party after default under said Uniform Commercial Code, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, lease or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys’ fees and legal expenses thereby incurred by Secured Party, and toward payment of the Secured Indebtedness in such order or manner as Secured Party may elect.

(b)  If a default exists, Secured Party shall have the right (without limitation) to take possession of the Collateral and to enter upon any premises where same may be situated for such purpose without being deemed guilty of trespass or otherwise incurring any liability for its entry upon those premises and to take any action deemed necessary or appropriate or desirable by Secured Party, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition as herein authorized.

(c)  To the extent permitted by Law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a debtor or formalities prescribed by Law relative to sale or disposition of the Collateral or exercise

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of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to Debtor at the address shown with debtor’s signature hereinbelow at least twenty days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

(d)  Secured Party is expressly granted the right, at its option, if a default exists, to transfer at any time to itself or to its nominee the Collateral, or any part thereof, and to receive the monies, income, proceeds or benefits attributable or accruing thereto and to hold the same as security for the Secured Indebtedness or to apply it on the principal and interest or other amounts owing on any of the Secured Indebtedness, whether or not then due, in such order or manner as Secured Party may elect.  All rights to marshaling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived.

(e)  All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment, lease or other disposition or utilization of the Collateral or any part thereof hereunder shall be prima facie evidence of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed to have been performed or to have occurred.

(f)  Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties.  All expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all attorneys’ fees, legal expenses and costs, shall be added to the indebtedness secured by this instrument, and Debtor shall be liable therefor.

(g)  Should Secured Party elect to exercise its right under said Uniform Commercial Code as to part of the personal property and fixtures described herein, this election shall not preclude Secured Party or Trustee from exercising the rights and remedies granted by the preceding paragraphs of this instrument as to the remaining personal property and fixtures.

(a)  Any copy of this instrument may also serve as a financing statement under said Uniform Commercial Code between the Debtor, whose address is designated with its signature, and the SECURED PARTY, WHOSE ADDRESS IS c/o Blacklight S.A., Chemin des Papillons 4, Cointrin CH-1216, Switzerland.

(b)  So long as any amount remains unpaid on the Secured Indebtedness, Debtor will not authorize for filing in any public office any financing statement or statements affecting the Collateral other than Permitted Encumbrances and financing

SAC 442418896v5

statements in favor of Secured Party hereunder, unless the prior written specific consent and approval of Secured Party shall have first been obtained.

(c)  Secured Party is authorized to file, in any jurisdiction where Secured Party deems it necessary, one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to Secured Party, and Debtor will pay the cost of filing or recording those financing statements or this instrument as a financing statement in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is deemed by Secured Party to be necessary or desirable.

(d)  The office where the records of Debtor with respect to the Collateral and the Mortgaged Properties are kept is located at the address shown opposite the signature of Debtor to this Mortgage, and Debtor agrees that the place at which such records are kept will not be changed without prior written consent of Secured Party.

Debtor further warrants and represents to Secured Party that, except for the security interest granted hereby in the Collateral and other claims previously disclosed in writing to Secured Party, Debtor is the owner and holder of the Collateral, free of any adverse claim, security interest or encumbrance other than Permitted Encumbrances, and Debtor agrees to defend the Collateral against all claims and demands of any person at any time claiming the same or any interest therein.  Debtor further warrants and represents that it has not heretofore signed any financing statement and no financing statement signed by Debtor is now on file in any public office except those statements true and correct copies of which have been delivered to Secured Party.

ARTICLE VIII.
Concerning the Trustee

8.1  Trustee may resign by an instrument in writing addressed to Beneficiary.  Trustee or any successor or substitute Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary and such power of removal may be exercised as frequently and at such times as Beneficiary may elect.  In case of the absence, death, resignation or removal of Trustee, or the inability, failure, or refusal of Trustee to act, a successor or substitute Trustee may be appointed by Beneficiary by instrument complying with any applicable requirements of law, and in the absence of any such requirement, without other formality than appointment and designation in writing executed by Beneficiary.  Such right to appoint a substitute Trustee shall exist and may be exercised as often and whenever Beneficiary may elect.  Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein required, and upon the making of any such appointment and designation, all of the estate and title of Trustee in the Mortgaged Properties shall vest in the named successor Trustee and he shall thereupon succeed to, hold, possess and exercise all the rights, powers, privileges, immunities and duties herein conferred upon Trustee.  All references herein to Trustee shall be deemed to refer to Trustee (including any successor appointed and designated as herein provided) from time to time acting hereunder.

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If no successor Trustee shall have been appointed as contemplated by the foregoing provisions in this Section, or if appointed shall not have accepted the appointment, within thirty (30) days after the occurrence of a vacancy in the office of Trustee, Beneficiary or such retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee or Trustees.

8.2  Any Trustee from time to time serving hereunder shall have the absolute right, acting independently, to take any action and to exercise any right, remedy, power or privilege conferred upon Trustee, and any action taken by any Trustee from time to time serving hereunder shall be binding upon all other Trustees and no person dealing with any Trustee from time to time serving hereunder shall be obligated to confirm the power and authority of such Trustee to act without the concurrence of the other Trustees.

8.3  Trustee shall not be required to take any action for the enforcement of this instrument or the exercise of any rights or remedies hereunder or to appear in or defend any action, suit or other proceeding in connection therewith, where, in the opinion of Trustee, such action will be likely to involve him in expense or liability, unless Trustee be tendered security and indemnity satisfactory to him, against cost, expense or liability in connection therewith.

8.4  It shall be no part of the duty of Trustee to see to any recording, filing or registration of this instrument or any other instrument supplemental hereto, or to see to the payment of or be under any duty in respect of any Tax or assessment or other governmental charge which may be levied or assessed on the Mortgaged Properties or against Grantor or to see to the performance or observance by Grantor of any of the covenants or agreements herein contained.  Trustee shall not be responsible for the execution, acknowledgment or validity of this instrument or of any instrument supplemental hereto or of the Note, or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of the Holder of the Note.  Trustee shall have the right to consult with counsel upon any matters arising hereunder, and shall be fully protected in relying as to legal matters on the advice of the counsel.  Trustee shall not incur any personal liability hereunder except for its own gross negligence or willful misconduct; and Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine.

ARTICLE IX.
Miscellaneous

9.1  This instrument is a deed of trust and mortgage of both real and personal property, a security agreement, a financing statement and an assignment, and also covers proceeds and fixtures.

9.2  All options and rights of election herein provided for the benefit of beneficiary are continuing, and the failure to exercise any such option or right of election upon a particular default or breach or upon any subsequent default or breach shall not be construed as waiving the right to exercise such option or election at any later date.  By the acceptance of payment of any indebtedness secured hereby after its due date, beneficiary does not waive the right either to require prompt payment when due of all other sums so secured or to regard as a default failure to

SAC 442418896v5

pay any other sums due which are secured hereby.  No exercise of the rights and powers herein granted and no delay or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

9.3  No release of any part of the Mortgaged Properties shall in any way alter, vary or diminish the force, effect or lien of this instrument on the balance of Mortgaged Properties.

9.4  Any provision contained herein or in the Note or in any other instrument evidencing or relating to any Secured Indebtedness to the contrary notwithstanding, none of Holder or the Holder of any other Secured Indebtedness shall be entitled to receive or collect, nor shall Grantor be obligated to pay, interest on any of the Secured Indebtedness in excess of the Highest Lawful Rate, and if any provision of the Note or of any other such instrument shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of the Highest Lawful Rate, the provisions of this section shall control and shall override any contrary or inconsistent provision of the Note or other instrument.

9.5  Any notice, request, demand or other instrument which may be required or permitted to be given or furnished to or served upon Grantor shall be addressed to it at its address set forth below, or such other address as Grantor may furnish to Trustee or Beneficiary in writing.  Notices to Trustee and Beneficiary shall be deemed to have been properly given if delivered in like fashion to them at the following  address:

Mark C. Lee
Greenberg Traurig, LLP
1201 K Street, Suite 1100
Sacramento, California 95814

Or at such other address as Trustee or Beneficiary may furnish to Grantor in writing.

9.6  Renewals and extensions of the Secured Indebtedness may be given at any time and amendments may be made to this Mortgage and other agreements relating to any of the Secured Indebtedness or the Mortgaged Properties and/or such properties may at any time be released or partially released and/or Beneficiary may take or hold other security for the Secured Indebtedness without notice to or joinder or consent of any persons hereafter acquiring any interest in the Mortgaged Properties.  Trustee or Beneficiary may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this instrument, which shall continue as a first Lien upon all of the Mortgaged Properties not expressly released until the Secured Indebtedness is fully paid.

9.7  If any provision hereof or of the Note or the Note is invalid or unenforceable in any jurisdiction, the other provisions hereof or of the Note shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of Trustee and Beneficiary in order to effectuate the provisions hereof, and the invalidity or

SAC 442418896v5

unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

9.8  All of the terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the successors and permitted assigns of Grantor and Beneficiary and successors and assigns of Trustee, and shall inure to the benefit of Trustee and Beneficiary and their respective successors and assigns and Grantor’s covenants shall constitute covenants running with the lands covered by the Mortgaged Properties, but this provision shall not be construed to authorize any sale or other disposition of the Mortgaged Properties contrary to any other provisions hereof.

9.9  The Mortgage may be executed in multiple counterparts, and may be delivered by facsimile or electronic means, each of which is deemed to be an original for all purposes although all such executed copies shall evidence and constitute one and the same Mortgage; provided that it shall never be necessary for Beneficiary or Trustee to produce more than one fully executed counterpart with all divisions to prove the existence of all such counterparts.  The counterpart recorded in a particular jurisdiction may have attached to it only the division or subdivisions of the exhibit that contain descriptions of Mortgaged Properties located in such jurisdiction.  Whenever a recorded counterpart of the Mortgage contains less than all of the divisions, the descriptions contained in the omitted divisions are hereby incorporated into said recorded counterpart by reference.

9.10  The term “Grantor” herein used shall mean and include the limited liability company executing this instrument, and its successor in interest in the Mortgaged Properties.  The number and gender of pronouns used in referring to Grantor shall be construed to mean and correspond with the number and gender of the individuals and/or entities executing this instrument as Grantor, and, further, the term “Grantor” herein used shall mean and include both all of the parties executing this instrument as Grantor as well as any single one or more of them.

9.11  The “Effective Date” of this instrument is 7:00 a.m. Local time on February 28, 2014 at the location of the Mortgaged Properties, respectively.

9.12  This Mortgage shall be governed by and construed and interpreted under the laws of the state of Texas (without giving effect to conflicts of laws principles), except to the extent that the laws of the state where the Mortgaged Properties are located shall be mandatorily applicable.

9.13  To the extent a term in this Mortgage is inconsistent with a term in the Note, the terms of the Note shall govern while it is in effect.

9.14  TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE, THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED THEREBY, BEFORE OR AFTER MATURITY.

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THIS WRITTEN AGREEMENT AND THE OTHER SECURITY DOCUMENTS DESCRIBED IN THE NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

SAC 442418896v5

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized undersigned representative effective as of the Effective Date.

ADDRESS OF GRANTOR: 7065 Confederate Park Road Suite 102 Fort Worth, Texas 76108	“GRANTOR” [NAME], a [state][entity] By: ____________________________ Name:__________________________ Title:___________________________

ACKNOWLEDGMENT

STATE OF______________________                      §
§
COUNTY OF ___________________                       §

This instrument was acknowledged before me on this _____ day of ________________ 2014, by ________________________, ____________________ of [NAME]., a [state] [entity], on behalf of said corporation.

__________________________________________
NOTARY PUBLIC, STATE OF __________________

EXHIBIT A

ATTACHED TO AND FORMING A PART OF THE
DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION,
SECURITY AGREEMENT AND FINANCING STATEMENT
DATED AS OF FEBRUARY 28, 2014

PREAMBLE

This Exhibit A contains this Preamble and the specific description of the “Leases” comprising a portion of the “Mortgaged Properties,” as those terms are defined in the Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement (the “Mortgage”) to which this Exhibit A is attached.

Divisions.  This Exhibit A may be composed of several divisions and subdivisions--at least one for each state and county in each state in which any part of the Mortgaged Properties is located in more than one county, the division hereof containing the description of such Hydrocarbons (as defined in the Mortgage) will generally include the relevant portion of each of the counties in which any part of such oil, gas and mineral lease is located.  Counties containing portions of such multi-county leases may therefore be covered by more than one division of this Exhibit A.  Each subdivision is in turn composed of further subdivisions—each one covering one or more of the oil, gas and mineral leases included among the Mortgaged Properties.

Counterparts.  The Mortgage may be executed in multiple counterparts, each of which is deemed to be an original for all purposes although all such executed copies shall evidence and constitute one and the same Mortgage; provided that it shall never be necessary for Beneficiary or Trustee to produce more than one fully executed counterpart with all divisions to prove the existence of all such counterparts.  The counterpart recorded in a particular county may have attached to it only the division or subdivisions of this exhibit that contain descriptions of Mortgaged Properties located in such county or parish.  Whenever a recorded counterpart of the Mortgage contains less than all of the divisions, the descriptions contained in the omitted divisions are hereby incorporated into said recorded counterpart by reference.

Definitions.  For all purposes of this Exhibit A, the following terms shall have indicated meanings:

“Block” means several leases within an immediate vicinity.

“Defensible Title” means, with respect to each Property, title that:

(a)           entitles the owner to receive (free and clear of all royalties, overriding royalties and net profits interests or other burdens on or measured by the production of Hydrocarbons, without regard to whether such interest appears of record) not less than the Net Revenue Interest set forth on Exhibit A (or in such other certificate or writing provided to Holder representing the interests in the

Exhibit A-1
SAC 442418896v5

Properties, including any Mortgage) in all Hydrocarbons produced, saved and marketed from the Property for the productive life of the Property, free and clear of all Liens except (i) the Permitted Encumbrances, and (ii) Liens in favor of Holder to secure the Obligations; and

(b)           obligates the owner to bear costs and expenses relating to the maintenance, development and operation of such Property in an amount not greater than the Working Interest set forth on Exhibit A for the productive life of such Property.

“Excluded Interests” means (i) with respect to any Mortgaged Property, a 15% Retained Profits Interest in the Grantor (which does not constitute a membership interest or other equity interest in the Grantor) as defined in and pursuant to that Assignment of Retained Profits Interest and that Purchase and Sale Agreement dated effective as of May 1, 2013 by and between Jeffrey S. Cornelius and High Plains Oil, LLC and (ii) with respect to the 15% Retained Profits Interest, the right to convert said interest to a 15% ownership interest in the Grantor’s Oil and Gas Properties (which does not constitute a membership interest of other equity interest in the Grantor) as defined in and pursuant to that Amended and Restated Limited Liability Company Agreement of JHE Holdings, LLC dated effective May 31, 2011.

“Net Revenue Interest” means with respect to any Property, the decimal or percentage share of production from or allocable to such property, after deduction of all overriding royalties and other burdens (including lessor royalties), that an owner of a Working Interest is entitled to receive based on its proportionate share of ownership.

“Working Interest” means the property interest which entitles the owner thereof to explore and develop certain land for Hydrocarbon production purposes, whether under an oil and gas lease or unit, a compulsory pooling order or otherwise.

“Overriding Royalty Interest” means (i) with respect to a Unit for which an Overriding Royalty Interest is stated, that interest in the applicable Hydrocarbons produced, saved, and sold from such unitized area which is afforded to Grantor by virtue of its ownership of such expense-free interest in the production attributable to the Leases included in whole or in part in such area, and (ii) with respect to a Well for which an Overriding Royalty Interest is stated, an expense-free interest in the applicable Hydrocarbons produced, saved and sold from a Well or Subject Lease which is afforded to Grantor by virtue of its ownership of such expense-free interest in the production attributable to the Lease on which such Well is located.

“Well” means any existing oil or gas well, salt water disposal well, injection well, water supply well or any other well located on or related to the Properties or any well which may hereafter be drilled and/or completed on the Properties, or any facility or equipment in addition to or replacement of any well, including a well producing or capable of producing oil and/or gas that is described or referred to in this Exhibit A.

Exhibit A-2
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“Unit” means a unit, pool, or communitized area described or referred to in this Exhibit A.

“Permitted Encumbrances” shall mean (i) minor irregularities in title which do not (a) materially interfere with the occupation, use and enjoyment by Grantor of any of the Mortgaged Properties in the normal course of business as presently conducted, or (b) materially impair the value thereof for such Mortgaged Properties, (ii) all interests in the Mortgaged Properties securing obligations owed to, or claimed by, any Person other than Beneficiary, whether such interest is based on the common law, statute or contract, and whether such interest includes Liens or security interests arising by virtue of mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or lease, consignment or bailment for security purposes, so long as each said interest has been expressly consented to by Beneficiary in writing, (iii) Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by Law, and of operators arising by contract, in the ordinary course of business for sums not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by standard accounting practices shall have been made therefor; (iv) the specific exceptions and encumbrances affecting each of the Mortgaged Properties as described in this Exhibit, (v) any Liens which are subordinate to the Liens created hereby pursuant to a Subordination Agreement approved by Beneficiary; (vi) any other Permitted Encumbrances (as defined in the Note); (vii) the agreements and matters set forth in Exhibit B; INSOFAR ONLY as the foregoing exceptions, encumbrances and agreements are valid and subsisting and are enforceable against the particular Lease(s) which are made subject to said exceptions, encumbrances or agreements.

Scope and Format of Description.  The Subject Interests are expressly limited to the Subject Leases insofar and only insofar as they cover lands and depth intervals in which Grantor owns an undivided interest and do not include lands and depth intervals in which Grantor owns no undivided interest even though such lands or depth intervals are covered by the Subject Leases; but this provision shall not impair Beneficiary’s rights under the warranty of title contained in the Mortgage.  The format of the description is as follows:

With respect to each Lease, the description includes the Lease, the date, the Lessor, the Lessee, the recording information, the governmental or state serial number assigned to the lease (if applicable), and a description of the lands covered by the Lease.  If the recorded instrument is a short form of memorandum of a Lease, the term “Lease” shall be deemed to include all of the terms and provisions of the Lease referred to in such short form or memorandum.  Certain property descriptions are abbreviated to Sections, Townships, and Ranges.  In such descriptions, the following terms may be abbreviated as follows:

Northwest Quarter	NW or NW/4;
Southwest Quarter	SW or SW/4;
Southeast Quarter	SE or SE/4;
Northeast Quarter	NE or NE/4;
North Half	N/2;

Exhibit A-3
SAC 442418896v5

South Half	S/2;
East Half	E/2;
West Half	W/2;

The applicable Blocks are followed by an N, S, E, or W to indicate whether the Block is North, South, East, or West.  Certain descriptions merely refer to the Block in which the property is located in whole or in part.  In such cases, the recorded Leases and any amendments thereof and any other recorded instruments affecting Grantor’s title more particularly describe the land within such Block in which Grantor owns an interest, and the descriptions contained in such instruments are incorporated herein by this reference.  In the case of certain federal and state leases, the interests set forth may be in the nature of either record, title or operating rights.  The land description does not necessarily signify that Grantor owns the entire interest in such Lease as to all of such land or as to all depth intervals.  The statement of a Working Interest and a Net Revenue Interest for a Well or Unit does not necessarily signify that Grantor owns the same applicable Lease or leases as to the areas or depth intervals not attributable to the Well or Unit.

The statement of a Working Interest and a Net Revenue Interest with respect to a Well or Wells signifies that Grantor owns that Working Interest and Net Revenue Interest in the Well or Wells with respect to the intervals in which the Well or Wells are currently completed, and excludes a unitized area or formation, if any, included within a Unit which is also described in this Exhibit A.

Each Well or Unit with respect to which the Working Interest and Net Revenue Interest of Grantor is stated is described as follows:  (i) each well is described by reference to the Well name given to the Well in Grantor’s records, which may or may not be the name stated in the records of the applicable state or federal regulatory authority, and (ii) each Unit is described by the name by which such Unit is referred to in Grantor’s records, which may or may not be the name used (if a name is used) in the instrument creating such Unit.

Exhibit A-4
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EXHIBIT C
Form of Notice of Assignment of Proceeds

[PLEASE PRINT ON CLIENT LETTERHEAD]

___________ ____, 20____

______________________
______________________
______________________
______________________

Re:           Notice of Assignment of Proceeds

Ladies and Gentlemen:

Pursuant to that certain Amended and Restated 12% Convertible Note dated effective as of February 28, 2014 (as amended, supplemented or otherwise modified from time to time, (the “Note”), between Circle Star Energy Corp., as Company (“Circle Star”), and Soloman AG and Mediapark, A.G., (collectively, “Holder”), Circle Star has assigned as collateral for the Note all proceeds from the sale of production from or allocable to Circle Star’s interests in the properties (the “Mortgaged Properties”) identified on Exhibit A attached to the enclosed Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated effective as of February 28, 2014 (as amended, the “Mortgage”).

Pursuant to the assignment of proceeds by Circle Star, you are hereby authorized and directed, effective immediately, to make all payments of amounts attributable to Circle Star’s interest in the Mortgaged Properties by wire transfer to:

Account:
[Insert Wire Instructions]

If by check, checks should be made payable to Holder Bank and mailed to:

[Insert mailing instructions]

In consideration of your acceptance of this Notice of Assignment of Proceeds, Holder hereby ratifies, confirms, adopts and agrees to be bound by all previous sales contracts, division orders and transfer orders heretofore executed by Circle Star insofar as the same cover and relate to the interests described in the enclosed Mortgage. Holder hereby agrees to indemnify, save and hold you harmless from and against any and all claims, demands, actions, judgments, damages, liabilities, costs, charges, recoveries and other expense of every nature and character which you at any time shall or may sustain by reason of the payments to Holder of proceeds of production as requested and authorized hereby; provided, however, the aggregate liability of Holder with respect to any warranty, representations, covenant or indemnification contained in this letter or any previous sales contracts, division orders or transfer orders shall be limited to an amount equal to the amounts disbursed by you to Holder hereunder.

_________________________
_______________ __, 20__

This notice of assignment of proceeds is irrevocable and you should continue to remit such payments as set forth above until you receive other written instructions signed by authorized representatives of Holder and Circle Star.

Please signify your understanding and agreement to comply with the terms hereof by signing in the indicated space below and returning a copy of this letter to:[INSERT MAILING INFORMATION FOR CLIENT].

[Signatures Appear on the Following Page]

442418707

_________________________
_______________ __, 20__

Very truly yours,

Soloman AG

By:
Name:
Title:

Mediapark, A.G.

By:
Name:
Title:

442418707

_________________________
_______________ __, 20__

Circle Star Energy Corp.
a Nevada corporation

By:
Name: ______________________
Title: _______________________

Acknowledged and Agreed to this ______ day of ________________, 20____.

_________________________________

By:           ___________________________
Name:      ___________________________
Title:        ___________________________

Enclosure (Mortgage)

442418707

EXHIBIT D
Form of Letter-in-Lieu of Transfer Order

Circle Star Energy Corp.

7065 Confederate Park Road, Suite 102
Fort Worth, Texas 76108

_________________, 20___

______________________
______________________
______________________

Re:           Letter-in-Lieu of Transfer Order

Ladies and Gentlemen:

Circle Star Energy Corp., a Nevada corporation, as Grantor (“Grantor”), has executed a Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of February 28, 2014 (as amended, supplemented or modified from time to time, the “Mortgage”), in favor of __________ (“________”) as Holder, granting a mortgage on and pledging those certain properties (the “Mortgaged Properties”) described in the Mortgage to secure the obligations of Grantor under that certain Amended and Restated 12% Convertible Note dated effective as of February 28, 2014 (as amended, supplemented or otherwise modified from time to time, the “Note”), from Grantor to [name].  Enclosed for your reference is a copy of the Mortgage.

Exhibit A attached to the enclosed Mortgage lists the Mortgaged Properties for which you are accounting to Grantor for proceeds from the sale of production and the decimal or percentage interest in production heretofore paid to Grantor by you with respect to its interest in each property.

Pursuant to the assignment of production provisions in the Mortgage (Article III), Grantor has transferred and collaterally assigned all of its interest in the Mortgaged Properties to [name]. Therefore, Grantor hereby authorizes and instructs you that all future payments attributable to the Mortgaged Properties, which would otherwise be paid to Grantor, should be made to:

If by wire transfer, payable to [name], and sent to:

Account:
[Insert Wire Instructions]

If by check, checks should be made payable to [name], and mailed to:
[Insert mailing instructions]

until notified in writing by [name] to discontinue such payments.  Also, Grantor hereby requests that you change your records to reflect that [name] is entitled to receive the proceeds of production attributable to the Mortgaged Properties.

In consideration of your acceptance of this Letter-in-Lieu of Transfer Order, [name] and Grantor have agreed as follows:

1.           Grantor has heretofore executed Division Orders to you covering each of the properties referred to in Exhibit A attached to the enclosed Mortgage.  This letter is being executed by Grantor and [name] in lieu of execution of a separate Transfer or Division Order.  With respect to proceeds from the sale of oil, gas and other hydrocarbons as to which you account hereunder, [name] agrees that it will be bound by the terms, conditions, warranties and covenants of all such Division Orders heretofore executed by Grantor now in force, with the same effect as though it had executed the originals thereof; provided, however, the aggregate liability of [name] with respect to any warranty, representation, covenant or indemnification contained therein or in this letter shall be limited to an amount equal to the amounts disbursed by you to [name] hereunder.

2.           Grantor hereby agrees that you are relieved of any responsibility in connection with the application of the proceeds paid by you to [name] as hereinabove specified and payment made by you to [name] in accordance with the Division Orders shall be binding and conclusive as between you and Grantor.

In the absence of questions regarding this letter or the enclosed Mortgage, you are respectfully requested to make disbursement to [name] as instructed herein and not to suspend or delay any payments by virtue of the assignment of production from Grantor to [name].  Should you require additional documentation prior to implementing the manner of disbursement requested herein, notwithstanding the warranties and indemnifications contained hereinabove, please suspend disbursements to Grantor pending execution of such additional documentation as you may reasonably require.

To acknowledge receipt of this Letter-in-Lieu of Transfer Order and your agreement to comply with the instructions contained herein, please execute one copy of this letter below and return it to [INSERT MAILING INFORMATION FOR CLIENT] and with a copy to Mr. Mark C. Lee, Greenberg Traurig, LLP, 1201 K Street, Suite 1100, Sacramento, California 95814.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized undersigned representative effective as of the date first set forth above.

Very truly yours,

Circle Star Energy Corp.,
a Nevada corporation

By:  ___________________________________
        S. Jeffrey Johnson, Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized undersigned officer effective as of the date first set forth above.

[NAME],
a corporation organized under the laws of the Republic of the Marshall Islands

By:         _________________________________
Anthony Michael Killarney, Director

AGREED AND ACCEPTED this _____ day of ___________, 20___.

By:           ______________________________
Name:      ______________________________
Title:        ______________________________

EXHIBIT E
UCC-1 Financing Statements

EXHIBIT F
Amended Inter-Creditor Agreement

________________________

AMENDED AND RESTATED INTER-CREDITOR AGREEMENT

made as of February 28, 2014

Among

CIRCLE STAR ENERGY CORP.

as issuer

and

THE HOLDERS OF

10% CONVERTIBLE NOTES, DUE FEBRUARY 8, 2013

Relating to the issuance of

Amended and Restated 12% Convertible Notes, due December 31, 2014

__________________________

442422768

TABLE OF CONTENTS

		Page

SECTION 1 INTERPRETATION		1
1.1	Definitions	1
1.2	Meaning of “outstanding” for Certain Purposes	5
1.3	Interpretation Not Affected by Headings	6
1.4	Extended Meanings	6
1.5	Day Not a Business Day	6
1.6	Currency	6
1.7	Statutes	6
1.8	Invalidity of Provisions	6
1.9	Applicable Law	7
SECTION 2 THE NOTES		7
2.1	Designation and Issuance of Notes	7
2.2	Description of the Notes	7
2.3	Form of Notes	7
2.4	Notes to Rank Pari Passu	7
2.5	Interest	8
2.6	Option of Holder as to Place of Payment	8
2.7	Surrender for Cancellation	8
2.8	Right to Receive Agreement	8
SECTION 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF NOTES		8
3.1	Registers	9
3.2	Ownership and Entitlement to Payment	9
3.3	Restrictions on Transfer of Notes Under U.S. Securities Law	8
SECTION 4 WITHHOLDING TAXES		9
SECTION 5 COVENANTS OF THE CORPORATION		10
5.1	Grant of Security Interest	10
5.2	Restrictive Covenants in respect of the Corporation and JHE	10
5.3	Issuance of Common Shares/Warrants	10
SECTION 6 MEETINGS OF NOTEHOLDERS		11
6.1	Right to Convene Meetings	11
6.2	Notices of Meetings	11
6.3	Chairman	11

442422768

6.4	Show of Hands	11
6.5	Poll	11
6.6	Voting	12
6.7	Minutes	12
6.8	Instruments in Writing	12
6.9	Binding Effect of Resolutions	12
6.10	Record Dates	12
SECTION 7 NOTICES		13
7.1	Notice to the Corporation	13
7.2	Notice to Noteholders	13
SECTION 8 SUPPLEMENTAL AGREEMENTS		13
8.1	Supplemental Agreements	13
8.2	Effect of Supplemental Agreements	14
SECTION 9 EVIDENCE OF RIGHTS OF NOTEHOLDERS		14
9.1	Evidence of Rights of Noteholders	14
SECTION 10 EXECUTION, FORMAL DATE AND ATTORNEYS FEES		15
10.1	Counterpart Execution	14
10.2	Formal Date	15
10.3	Attorneys Fees	15

442422768

AMENDED AND RESTATED INTER-CREDITOR AGREEMENT

THIS AGREEMENT is made as of February 28, 2014,

AMONG:

CIRCLE STAR ENERGY CORP. (the “Corporation”)

Attn: S. Jeffrey Johnson, Chief Executive Officer
7065 Confederate Park Road, Suite 102
Fort Worth, TX 76108
USA

and

HOLDERS OF 10% CONVERTIBLE NOTES, DUE FEBRUARY 8, 2013 (collectively, the “Holders”)

RECITALS

A.
The Corporation authorized, created and issued 10% Convertible Notes, due February 8, 2013 (the “February Notes”) to the Holders, subject to certain representations, warranties, covenants and rights provided in an Inter-Creditor Agreement made as of February 8, 2012 between the Corporation and the Holders (the “February Agreement”).

B.	The Corporation has authorized, created and issued Amended and Restated 12% Convertible Notes, due December 31, 2014 (the “Notes”), which supersede and replace the February Notes.

C.
The Corporation and the Holders wish to amend and restate the February Agreement and intend that this Amended and Restated Inter-Creditor Agreement (this “Agreement”) supersede and replace the February Agreement in its entirety.

D.	All necessary resolutions of the Directors have been duly passed and other proceedings taken and conditions complied with to make this Agreement valid and binding on the Corporation.

NOW THEREFORE THIS AMENDED AND RESTATED INTER-CREDITOR AGREEMENT WITNESSES and it is hereby covenanted, agreed and declared as follows.

SECTION 1	INTERPRETATION

1.1           Definitions

In this Agreement and in the Notes, unless there is something in the subject matter or context inconsistent therewith, the following expressions have the following meanings:

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 1

“Affiliate” has the meaning given thereto in the U.S. Securities Act.

“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day when banking institutions in Fort Worth, Texas, are authorized or obligated by law or regulation to close.

“Closing Date” means February 28, 2014 or such other date as agreed to between the Corporation and the Holders.

“Common Shares” has the meaning set forth in Section 2.2.

“Corporation” means Circle Star Energy Corp., a Nevada corporation, and its successors and assigns.

“Directors” means the directors of the Corporation or, whenever duly empowered by a resolution of the directors of the Corporation in accordance with Applicable Law, a committee of the directors of the Corporation, and reference to action by the Directors means action by the directors of the Corporation or action by any such committee.

“Event of Default” has the meaning ascribed to in the Note Certificates.

“Governmental Authority” means, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule-making entity having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, the United States or any country in which such Person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person has an undertaking, contractual obligation, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country.

“Indebtedness” means, with respect to a Person, all Obligations of the Person for borrowed money, including Obligations with respect to bankers’ acceptances and contingent reimbursement Obligations relating to letters of credit and other financial instruments.

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 2

“JHE” means JHE Holdings, LLC, a Texas limited liability company and wholly-owned subsidiary of the Corporation.

“JHE Contractual Profits Interest” means the 15% contractual profits interest in JHE, described more fully in Section 4.1 of the JHE LLC Agreement and in the Purchase and Sale Agreement dated February 10, 2014 between the Corporation and Jeffrey S. Cornelius.

“JHE LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of JHE, dated effective as of May 31, 2011.

“Lien” means any mortgage, charge, Security Interest, pledge, lien (statutory or otherwise) hypothec, tax lien, statutory lien, trust or deemed trust, adverse claim, construction lien materialman’s lien or charge or encumbrance of any kind whatsoever.

“Note Certificate” means a Note Certificate representing all or a portion of the aggregate principal amount of the Notes issued in the name of a Holder.

“Note Indebtedness” means all present and future debts, liabilities and Obligations of the Corporation to the Noteholders under and in connection with this Agreement, the Security Agreement and the Notes, including all principal money owing on the Notes, interest (including interest on overdue principal interest) and all fees paid and other money from time to time owing pursuant to the terms of this Agreement and on the Notes.

“Noteholder” or “Holder” means, at a particular time, a Person entered in the Register as a holder of one or more Notes outstanding at such time.

“Notes” means the 12% Notes of the Corporation issued or to be issued pursuant to this Agreement.

“Obligations” means, without duplication, with respect to a Person, all items which, in accordance with Generally Accepted Accounting Principles, as applied by the Corporation, would be included as liabilities on the liability side of the balance sheet of the Person and all Liabilities of the Person.

“Permitted Encumbrances” means

(a)	any Security Interest created pursuant to the Security Interest granted to the Noteholders pursuant to Section 5.1 hereof and the Security Agreement;

(b)
any Security Interest in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar liens arising out operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, and such reserve as may be

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 3 required by generally accepted accounting principles shall have been made there;

(c)
any Security Interest subordinated in priority to the Security Interest securing the Note Indebtedness, such subordination must be in writing, fully executed and enforceable in a form acceptable to the Holders;

(d)	any reservations, limitations, provisos and conditions currently existing and expressed in original grants from any Governmental Authority; and

(e)	the JHE Contractual Profits Interest.

 “Person” means an individual, corporation, body corporate, limited partnership, general partnership, joint stock company, association, joint venture, association, company, trust, bank, fund, Governmental Authority or other entity or organization, whether or not recognized as a legal entity.

“Record Date” means the date for determining the Holders of Notes entitled to receive payment of interest on an Interest Payment Date, which date shall be the tenth Business Day prior to such Interest Payment Date or such other date as shall be specified in a certified resolution delivered by the Corporation.

“Register” has the meaning ascribed to such term in Section 3.1.

“Rule 144” means Rule 144 promulgated under the U.S. Securities Act.

“Securities” means stocks, shares, units, installment receipts, voting trust certificates, bonds, notes, other evidences of Indebtedness, or other documents or instruments commonly known as securities or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe for, purchase or acquire any of the foregoing.

“Security Agreement” means the Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement entered into between the Corporation and each Holder dated as of February 28, 2014.

“Security Interest” means any security interest, assignment by way of security, mortgage, charge (whether fixed or floating), hypothecation, pledge, Lien or other encumbrance on or interest in property or assets that secures the payment of Obligations.

“Stated Maturity” means the date fixed and specified in a Note as the date on which the principal of such Note is due and payable.

“Subsidiary” has the meaning given thereto in the U.S. Securities Act.

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 4

“Supplemental Agreement” means an Agreement supplemental to this Agreement pursuant to which, among other things, the provisions of this Agreement may be amended.

“Triggering Event” means any event described in Section 2.2 (a), (b) or (c) triggering the right of Noteholders to demand repayment of the Notes.

“U.S. Exchange Act” means the Securities Exchange Act of 1934, as amended.

“U.S. Securities Act” means the Securities Act of 1933, as amended.

1.2            Meaning of “outstanding” for Certain Purposes

Every Note certified and delivered by the Corporation hereunder shall be deemed to be outstanding until it is cancelled or delivered to the Corporation for cancellation provided that:

(a)
if a new Note has been issued in substitution for a Note that has been mutilated, lost, stolen or destroyed, only the new Note shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding;

(b)	Notes that have been partially redeemed or purchased shall be deemed to be outstanding only to the extent of the unredeemed or unpurchased part of the principal amount thereof; and

(c)
for the purpose of any provision of this Agreement entitling Holders of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Agreement or to constitute a quorum at any meeting of Noteholders, Notes owned directly or indirectly by the Corporation or any Affiliate of the Corporation shall be disregarded, provided that:

(i)
for the purpose of determining whether the Corporation shall be protected in acting and relying on any such vote, consent, requisition or other instrument or action or on the Noteholders present or represented at any meeting of Noteholders constituting a quorum, only the Notes which the Corporation knows are so owned shall be so disregarded; and

(ii)
Notes so owned that have been pledged in good faith other than to the Corporation or an Affiliate of the Corporation shall not be disregarded if the pledgee shall establish to the satisfaction of the Corporation the pledgee’s right to vote, sign consents, requisitions or other instruments or take such other actions free from the control of the Corporation or any Affiliate of the Corporation.

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 5

1.3            Interpretation not Affected by Headings

The division of this Agreement into Sections and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4            Extended Meanings

In this Agreement, unless otherwise expressly provided herein or unless the context otherwise requires, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to “Agreement”, “this Agreement”, “hereto”, “herein”, “hereof”, “hereby”, ”hereunder” and similar expressions refer to this Agreement, and not to any particular Section, Subsection, clause or other portion hereof, and include all Schedules and amendments hereto, modifications or restatements hereof, and any and every Supplemental Agreement; and the expressions “Section”, “Subsection”, “clause” and “Schedule” followed by a number, letter, or combination of numbers and letters refer to the specified Section, Subsection or clause of or Schedule to this Agreement.

1.5            Day Not a Business Day

 If any day on which an amount is to be determined or an action is to be taken hereunder at a particular location is not a Business Day at such location, then such amount shall be determined or such action shall be taken at or before the requisite time on the next succeeding day that is a Business Day at such location.

1.6            Currency

Except as otherwise provided herein, all references in this Agreement to “US dollars” or “$” are to lawful money of the United States.

1.7            Statutes

Each reference in this Agreement to a statute is deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.8            Invalidity of Provisions

Each provision in this Agreement or in a Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

1.9            Applicable Law

This Agreement and the Notes shall be governed by and construed with the internal laws of the State of Nevada, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction and shall be treated in all respects as Nevada contracts.

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 6

SECTION 2    THE NOTES

2.1            Designation and Issuance of Notes

The Notes shall be designated as the “12% Convertible Notes, due December 31, 2014”, shall be issued on the Closing Date.

2.2            Description of the Notes

The principal and any accrued and unpaid interest on Notes will due and payable on December 31, 2014 (the “Stated Maturity Date”) or, at the election of the Holder, on the earlier of (a) the closing of a financing transaction by the Corporation for aggregate proceeds in excess of US$5,000,000; (b) the sale of JHE; (c) the sale of all or substantially all of the assets of JHE; or (d) an Event of Default (as defined in the Note Certificates).  The events described in this Section 2.2(a), (b) and (c) are each a “Triggering Event” and the Corporation agrees to provide each Noteholder notice of a Triggering Event within five (5) calendar days.

A partial sale of JHE or JHE’s assets shall not be deemed to be a Triggering Event so long as the Corporation will apply no less than seventy percent (70%) of the net proceeds from such partial sale transaction to pay the principal amount and any outstanding unpaid interest of the Notes on closing of such transaction.

The principal amount of the Notes is convertible, in whole or in part, at the option of the holder into shares of common stock of the Corporation (each, a “Common Share” and together with the Notes, the “Securities”) on (a) the Stated Maturity Date or (b) the occurrence of any Triggering Event.

2.3            Form of Notes

The Note Certificates will be in substantially the form attached hereto as Schedule 1.

2.4            Notes to Rank Pari Passu

The Notes shall rank pari passu (equally and ratably with each other).

2.5            Interest

Interest shall accrue from the date of the Note on the unpaid principal amount at a rate equal to twelve percent (12%) per annum.  Any payments shall be applied first to accrued and unpaid interest and then to the outstanding principal balance of the Note.  Interest shall be computed on the basis of a year of 365 days or 366 days in a leap year, as the case may be.  For any period that is not an equal monthly payment, interest shall be calculated for the actual number of days in such period excluding the date of payment.

Wherever in this Agreement or a Note there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Agreement or such Note, and express mention of interest on amounts in default in any of the provisions of

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 7 this Agreement shall not be construed as excluding such interest in those provisions of this Agreement in which such express mention is not made.

If the date for payment of any amount of principal and interest in respect of a Note is not a Business Day at the place of payment, then payment shall be made on the next Business Day at such place and the Holder of such Note shall not be entitled to any further interest or other payment in respect of the delay.

2.6            Option of Holder as to Place of Payment

Except as herein otherwise provided, all amounts which at any time become payable on account of any Note or any interest thereon shall be payable at the option of the Holder at any of the places at which the principal and interest in respect of such Note are payable.

2.7            Surrender for Cancellation

If the principal amount due upon any Note shall become payable before the Stated Maturity thereof, the Person presenting such Note for payment shall surrender the same for cancellation to the Corporation and the Corporation shall pay or cause to be paid the interest accrued and unpaid thereon (computed on a per diem basis if the date fixed for payment is not an Interest Payment Date).

2.8            Right to Receive Agreement

Each Noteholder is entitled to receive from the Corporation a copy of this Agreement on written request and upon payment of a reasonable copying charge.

SECTION 3	REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF NOTES

3.1            Registers

The Corporation shall cause to be kept at its principal office, a central register (the “Register”) in which shall be entered the names and last known addresses of Holders of Notes and the other particulars, as prescribed by law, of the Notes held by each of them and of all transfers of such Notes.

3.2            Ownership and Entitlement to Payment

The Person in whose name a Note is registered shall be deemed to be the beneficial owner thereof for all purposes of this Agreement and payment of or on account of the principal and interest on such Note shall be made only to or upon the order in writing of such Person, and each such payment shall be a good and sufficient discharge to the Corporation for the amount so paid.

3.3	Restrictions on Transfer of Notes Under U.S. Securities Law

 The Notes have not been and will not be registered under the U.S. Securities Act or under any applicable securities laws of any state of the United States.  The Notes are “restricted securities”

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 8

(as defined in Rule 144(a)(3) under the U.S. Securities Act) and may be offered, sold, pledged or otherwise transferred, directly or indirectly, only pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act, and, in each case, in accordance with applicable state securities laws and, if requested by the Corporation, the Holder furnishes to the Corporation an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect.

SECTION 4	WITHHOLDING TAXES

All payments made by the Corporation with respect to the Notes shall be made free and clear of and without deduction for or on account of any present or future tax, duty, levy, impost, assessment, or other governmental charge imposed or levied by or on behalf of the Government of the United States, as well as any other government or authority, province, state or territory thereof or by any authority or agency therein or thereof as well as any other government or authority having power to tax a Noteholder, unless the Corporation is required to withhold or deduct taxes by law or by the interpretation or administration thereof. If the Corporation is required by such laws or by the interpretation or administration thereof to withhold or deduct any amount from any payment with respect to the Notes (including without limitation, any payments for principal, interest, capitalized interest) for or on account of any taxes, the Corporation shall make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with Applicable Law.

The Corporation will furnish to the Holders of the Notes, within 30 days after the date that the payment of any taxes is due pursuant to Applicable Law, copies of receipts evidencing such payment by the Corporation.

SECTION 5	COVENANTS OF THE CORPORATION

5.1           Grant of Security Interest

On the Closing Date, the Corporation will grant the Noteholders a first and prior Security Interest in JHE’s assets, subject to the Permitted Encumbrances, to secure repayment of the Notes for the benefit of the Noteholders in accordance with the Security Agreement.

5.2	Restrictive Covenants in Respect of the Corporation and JHE

The Corporation hereby covenants and agrees for the benefit of the Noteholders that it will not:

(a)	and will not permit JHE to, create, incur, assume or suffer to exist any Lien, other than Permitted Encumbrances; or

(b)
convey, sell, lease, assign, transfer or otherwise dispose of any of the JHE Assets, other than (i) granting of Liens consisting of the Permitted Encumbrances, (ii) entering into a transaction under which the Corporation will utilize all of the net proceeds from such transaction to pay the principal amount and unpaid outstanding interest of the Notes on closing of such transaction, or (iii)

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 9 transferring a 15% ownership interest in JHE’s assets to the holder of the JHE Contractual Profits Interest in exchange for termination of the JHE Contractual Profits Interest, as contemplated by Section 4.2 of the JHE LLC Agreement.

5.3	Issuance of Common Shares/Warrants

As partial consideration for entering into this Agreement and accepting the Notes, the Corporation shall issue and deliver an aggregate of 5,000,000 Common Shares to the Noteholders pro rata in accordance with the outstanding principal amount of the Notes, pursuant to an exemption from registration under the U.S. Securities Act.

In addition to any restrictions imposed by the requirements of the U.S. Securities Act, the Noteholders agree that for a period of six months from the Closing Date:

(a)
the Corporation’s chief executive officer shall have the irrevocable right with respect to these Shares to vote them at any meeting of the Corporation’s stockholders and to express consent or dissent to corporate actions in writing without a meeting;

(b)	the Corporation shall have the right to purchase all or any of these Shares at a price of $0.15 per share; and

(c)
these Shares shall be transferable in accordance with the requirements of the U.S. Securities Act, so long as the transferee takes the Shares subject to the Corporation’s rights set forth in this Section 5.3.

As additional partial consideration for entering into this Agreement and accepting the Notes, the Corporation shall also issue and deliver warrants to purchase 2,500,000 shares of Common Stock of the Corporation (the “Warrants”) to each of the Noteholders, pursuant to an exemption from registration under the U.S. Securities Act.   The Warrants shall have the following terms:

(a)	The Warrants may be exercised by their respective Noteholders at any time commencing on February 1, 2015 and ending two years after the original issue date of such Warrant;

(b)	The Warrants shall have an exercise price of $0.05 per share; and

(c)
During the six months after the date of issuance of each Warrant (the “Call Right Deadline”), the Corporation shall have a call right with respect to 1,250,000 shares of Common Stock underlying each of the Warrants at a price of $0.10 per share, if an aggregate of $1,000,000 is repaid by the Corporation to the Noteholders pursuant to the applicable Notes by the Call Right Deadline.

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 10

SECTION 6	MEETINGS OF NOTEHOLDERS

 6.1            Right to Convene Meetings

Noteholders holding 50% or more of the outstanding principal amount of the Notes or the Corporation may convene a meeting of the Noteholders.  Every such meeting shall be held in Fort Worth, Texas, or at such other place as may be approved or determined by the Corporation.

6.2            Notices of Meetings

Notice of a meeting of Noteholders shall be given to the Noteholders at least 21 days prior to the date of the meeting, and a copy of any notice sent by mail to Noteholders shall be sent by mail to the Corporation (unless the meeting has been called by it).  A notice of a meeting of Noteholders shall state the time and place at which the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed.

6.3            Chairman

The Corporation shall choose an individual present to be the chairman of the meeting.

6.4            Show of Hands

Except as otherwise provided in this Agreement, every resolution submitted to a meeting shall be decided by a majority of the votes cast on a show of hands, and unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

6.5            Poll

On every resolution proposed to be passed and on any other resolution submitted to a meeting in respect of which the chairman of the meeting or one or more Noteholders or proxyholders for Noteholders holding at least US$100,000 principal amount of Notes demands a poll, a poll shall be taken in such manner and either at once or after an adjournment as the chairman of the meeting shall direct.

6.6            Voting

On a show of hands, every Person who is present and entitled to vote, whether as a Noteholder or as proxyholder for one or more Noteholders or both, shall have one vote.  On a poll each Noteholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each US$1,000 principal amount of Notes held by such Noteholder on the record date fixed for the meeting.  A proxyholder need not be a Noteholder.  All matters shall be approved by holders of a majority of the votes cast at a meeting of the Noteholders.

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 11

6.7            Minutes

Minutes of all resolutions and proceedings at every meeting of Noteholders shall be made and duly entered in books to be from time to time provided for that purpose by the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, unless the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had shall be deemed to have been duly passed and had.

6.8            Instruments in Writing

All actions which may be taken and all powers which may be exercised by the Noteholders at a meeting may also be taken and exercised by an instrument in writing signed in one or more counterparts by the Holders of more than 50% of the aggregate outstanding principal amount of the Notes.

6.9            Binding Effect of Resolutions

Every resolution passed in accordance with the provisions of this Article 6 at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with this Article 6 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder shall be bound to give effect accordingly to every such resolution and instrument in writing.

6.10            Record Dates

If the Corporation shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, by or pursuant to a certified resolution, fix in advance a record date for the determination of such Holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so.  Any such record date shall be the record date specified in or pursuant to such Certified Resolution.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then outstanding shall be computed as of such record date.

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 12

SECTION 7	NOTICES

 7.1           Notice to the Corporation

Any notice to the Corporation under the provisions hereof shall be valid and effective if delivered to the Chief Executive Officer of the Corporation, or if sent by facsimile transmission (with receipt confirmed) to the attention of the Chief Executive Officer of the Corporation at its principal offices with a copy for informational purposes only to Dill Dill Carr Stonbraker & Hutchings, P.C., Attention Fay Matsukage, 455 Sherman Street, Suite 300, Denver, Colorado 80203, fax: (303) 777-3823, and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. (Fort Worth time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day.

7.2           Notice to Noteholders

Unless otherwise expressly provided in this Agreement, any notice to Noteholders under the provisions hereof shall be valid and effective if it is delivered or mailed postage prepaid, addressed to such Noteholders, at their addresses or electronic communication numbers, if any, appearing in the Register and, subject as provided in this Section 7.2, shall be deemed to have been received at the time of delivery or on the second Business Day after the day on which it was mailed.  Any notice made by delivery on a day other than a Business Day, or after 4:00 p.m. (Fort Worth time) on a Business Day, shall be deemed to be received on the next following Business Day.  All notices to joint Holders of any Notes may be given to whichever one of the Holders thereof is named first in the Register, and any notice so given shall be sufficient notice to all holders of such Note. In the event of a postal disruption, notice to Noteholders shall be given or sent by other appropriate means.

SECTION 8	SUPPLEMENTAL AGREEMENTS

 8.1            Supplemental Agreements

When authorized by a resolution of its Directors, the Corporation may, without the consent of any Noteholder, and they shall when required by this Agreement, execute, acknowledge and deliver by their proper officers Supplemental Agreements, which thereafter shall form part of this Agreement, for any one or more of the following purposes:

(a)	adding to the covenants of the Corporation herein contained for the protection of the Noteholders;

(b)
making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which it may be expedient to make, provided that such provisions and modifications will not adversely affect the interests of the Noteholders;

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 13

(c)
evidencing the succession, or successive successions, of successors to the Corporation and the covenants of and Obligations assumed by any such successor in accordance with the provisions of this Agreement; and

(d)	giving effect to any Noteholder resolution.

The Corporation may also, without the consent or concurrence of the Noteholders, by Supplemental Agreement or otherwise, make any changes or corrections in this Agreement or in any Supplemental Note which it shall have been advised by its legal counsel, acting reasonably, are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or omission or mistake or manifest error contained herein or in any Supplemental Agreement, provided that the rights of the Noteholders are in no way materially adversely affected thereby.

8.2            Effect of Supplemental Agreements

Upon the execution of any Supplemental Agreement relating to some or all Notes, this Agreement shall be modified in accordance therewith, such Supplemental Agreement shall form a part of this Agreement for all purposes in relation to such Notes, and every Holder of such Notes shall be bound thereby.  Any Supplemental Agreement providing for the issue of Notes may contain terms which add to, modify or negate any of the terms contained in this Agreement in relation to the Notes to be so issued, and to the extent that there is any difference between the terms of this Agreement and the terms contained in a Supplemental Agreement, the terms contained in the Supplemental Agreement shall be applicable to the Notes unless otherwise indicated in such Supplemental Agreement; provided that no provision in a Supplemental Agreement shall adversely affect the rights of holders of Notes.

SECTION 9	EVIDENCE OF RIGHTS OF NOTEHOLDERS

9.1            Evidence of Rights of Noteholders

Any instrument which this Agreement may require or permit to be signed or executed by the Noteholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Noteholders in person or by attorney duly appointed in writing.

The Corporation may, nevertheless, in its discretion, require further proof when it deems further proof desirable or may accept such other proof as it shall consider proper.

The ownership of Notes shall be proved by the Register as herein provided.

SECTION 10	EXECUTION; FORMAL DATE AND ATTORNEYS FEES

10.1            Counterpart Execution

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

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10.2            Formal Date

For the purpose of convenience, this Agreement may be referred to as bearing the formal date of February 28, 2014, irrespective of the actual date of execution hereof.

10.3           Attorneys Fee

In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

[SIGNATURE PAGE FOLLOWS]

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 15

 SIGNATURE PAGE

AMENDED AND RESTATED INTER-CREDITOR AGREEMENT

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper signatories in that behalf.

CIRCLE STAR ENERGY CORP.
By:
Authorized Signing Officer

NOTEHOLDER: MEDIAPARK A.G.
By:

NOTEHOLDER: SOLOMAN AG
By:

Amended and Restated Inter-Creditor Agreement made as of February 28, 2014 - Page 1

EXHIBIT G
Form of Warrants

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND THE ISSUER OF THESE SECURITIES HAS BEEN PROVIDED WITH AN OPINION OF LEGAL COUNSEL TO THE HOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS.

Date of Issuance: February 28, 2014	Number of Common Stock: 2,500,000
Warrant No. ___	(subject to adjustment)

CIRCLE STAR ENERGY CORP.
A NEVADA CORPORATION

Warrant

Circle Star Energy Corp., a Nevada corporation (the “Company”), for value received, hereby certifies that [name]. (the “Initial Holder”), or its registered assigns (the Initial Holder or such registered assigns shall be referred to as the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to 2,500,000 shares (the “Warrant Stock”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a purchase price of $0.05 per share (the “Purchase Price”).  The number of shares of Warrant Stock and the Purchase Price may be adjusted from time to time pursuant to the provisions of this Warrant.  As used herein, “Exercise Date” means any date on or after February 1, 2015 and prior to the Expiration Date on which the Holder elects by written notice to the Company to exercise this Warrant.

1.     Exercise.

(a)     Manner of Exercise.  This Warrant may be exercised by the Holder on or after February 1, 2015 and prior to the Expiration Date (the “Exercise Period”), in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.  The Purchase Price may be paid by cash, check, or wire transfer in immediately available funds.

(b)      Effective Time of Exercise.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above.  At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c)     Delivery to Holder.   As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within seven (7) business days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)  a certificate or certificates for the number of shares of Warrant Stock to which such Holder shall be entitled, and

(ii)  in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1(a) above.

In the event the Company fails to deliver a certificate for the number of shares of Warrant Stock to which such Holder is entitled within five (5) days after the exercise of this Warrant, the Holder shall be entitled to a penalty equaling one percent (1%) of the number of Warrant Stock issuable in accordance with the exercise of the Warrant for each fifteen (15) day period commencing after such five (5) day period.  It is expressly understood that the foregoing penalty provision is in addition to, and not to the exclusion of, any and all remedies available to the Holder as set forth herein.

(d)      Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

2.      Adjustments.

(a)      Stock Splits and Dividends.  If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, then the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.  If outstanding shares of Common Stock shall be combined into a smaller number of shares, then the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b)  Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 2; and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(c)      Adjustment Certificate.  When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3.           Transfers.

(a)      Unregistered Security.  This Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold, pledged, distributed, offered for sale, transferred or otherwise disposed of in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration or qualification is not required.  Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b)      Transferability.  Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(c)      Warrant Register.  The Company will maintain a register containing the names and addresses of the Holders of this Warrant.  Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.  Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

4.      No Impairment.  The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 14 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

5.      Termination.  This Warrant (and the right to purchase securities upon exercise hereof) shall terminate two (2) years from the Original Issue Date (the “Expiration Date”).

6.      Grant of Call Option.  At any time during the Call Period (as defined below), the Company shall have the right (the “Call Right”) to cancel the Holder’s right to exercise up to 1,250,000 shares of the Warrant Stock (the “Call Warrants”) under the Warrant to the Company, at the Call Purchase Price (as defined below).

(a)      During the period commencing on the Original Issue Date and ending upon six months after the Original Issue Date, if the Company has repaid at least $500,000 owed to the Holder pursuant to that certain Amended and Restated 12% Convertible Note, dated February 28, 2014, between the Company and the Holder (the “Call Period”), the Company may elect to purchase the Call Warrants by delivering to the Holder a written notice (the "Call Exercise Notice") exercising the Call Right.

(b)      Subject to Section 6(c) below, the closing of any sale of Call Warrants shall take place no later than 30 days following receipt by the Holder of the Call Exercise Notice. The Company shall give the Holder at least 10 days’ written notice of the date of closing (the "Call Right Closing Date").

(c)      The Company will use commercially reasonable efforts to pay the Call Purchase Price for the Call Warrants by certified or official bank check or by wire transfer of immediately available funds on the Call Right Closing Date.

(d)      In the event the Company exercises the Call Right hereunder, the purchase price at which the Holder shall be required to sell the Call Warrants (the "Call Purchase Price") shall be equal to $0.10 per Call Warrant.

7.      Notices of Certain Transactions.  In the event:

(a)      the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b)      of any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or

(c)      of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock shall be entitled to exchange their shares of Warrant Stock (or such other stock or securities) for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding-up.  Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

8.      Reservation of Stock.  The Company will at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants. All of the shares of Common Stock issuable upon exercise of this Warrant and other similar Warrants, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 3 hereof.

9.      Exchange of Warrants.  Upon the surrender by the Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10.      Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.      Notices.  Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Holder, to the address of the Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Holder.

12.      No Rights as Stockholder.  Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13.      Representations of Holder.  By acceptance of this Warrant, the Holder hereby represents and acknowledges to the Company that:

(a)     this Warrant and the Warrant Stock are “restricted securities” as such term is used in the rules and regulations under the Securities Act and that such securities have not been and will not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

(b)     the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

(c)     the Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant and the Warrant Stock and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws;

provided that nothing contained herein will prevent the Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws; and

(d)     the Company may affix one or more legends, including a legend in substantially the following form (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates representing Warrant Stock:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND THE ISSUER OF THESE SECURITIES HAS BEEN PROVIDED WITH AN OPINION OF LEGAL COUNSEL TO THE HOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS.”

14.      Representations of Company.   With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

(i)      This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)     All Warrant Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Stock are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii)    The Company shall take all such actions as may be necessary to ensure that all such Warrant Stock are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Stock may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv)    The Company shall use its best efforts to cause the Warrant Stock, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Stock are listed at the time of such exercise.

(v)      The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Stock upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Stock to any person other than the Holder, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

15.      No Fractional Shares.  No fractional shares will be issued in connection with any exercise hereunder.  In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one such share on the date of exercise, as determined in good faith by the Company’s Board of Directors.

16.      Amendment or Waiver.  Any term of this Warrant may be amended or waived upon written consent of the Company and the Holder.

17.      Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

18.      Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its authorized officer as of the date first above written.

Circle Star Energy Corp.
a Nevada corporation

Signed:
By:
Title:

Address:	7065 Confederate Park Road, Suite 102
Forth Worth, TX
76108

EXHIBIT A

PURCHASE/EXERCISE FORM

To: CIRCLE STAR ENERGY CORP.	Dated: _______________

The undersigned, pursuant to the provisions set forth in the attached Warrant No. ___ hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such Warrant and herewith makes payment of $ _________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 13 of the Warrant and by its signature below hereby makes such representations and warranties to the Company as of the date hereof.

Signature:____________________________________

Name (print):__________________________________

Title (if applic.) ________________________________

Company (if applic.): ____________________________

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No. of Shares

Dated: ________________________________                    Signature:   _______________________________

                              Witness: _________________________________

1

EXHIBIT H
JHE Unconditional Guaranty

UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE
(JHE HOLDINGS, LLC)

This UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (“Guaranty”) is made and entered into this 28th day of February, 2014 by JHE PROPERTIES, LLC a Texas limited liability company (hereinafter referred to as the “Guarantor”), to and in favor of MEDIAPARK A.G. (“Mediapark”), an entity formed in the Republic of the Marshall Islands and  authorized to do business in Nevada; and SOLOMAN AG, an entity formed in the Republic of the Marshall Islands and authorized to do business in Nevada (“Soloman” with Mediapark and Soloman collectively referred to as “Lenders”).

W I T N E S S E T H:

WHEREAS, in or about February of 2012, CIRCLE STAR ENERGY CORP., a Nevada corporation (hereinafter referred to as the “Borrower”) issued a Private Placement Subscription Agreement (“Subscription Agreement”) pursuant to which subscribers could purchase 10% Convertible Notes due February 8, 2013.  Pursuant to Subscription Agreement that $2,000,000.00 of the proceeds received from the sale of 2012 Notes would be used to pay payments due on the JHE Loan, and the remaining $750,000.00 of proceeds would be used toward the acquisition of royalty, leasehold, working, operating, carried, net revenue, net profit, reversionary and other mineral rights and interests in oil, gas and other mineral properties located in Trego, Logan, and Grove County, Kansas;

WHEREAS, pursuant to the Subscription Agreement, in or about February of 2012, Mediapark paid to Borrower One Million Three Hundred Seventy-Five Thousand Dollars ($1,375,000.00) to purchase a 10% Convertible Note identified as Note No. 2012 CN – 003 (“Mediapark Note”);

WHEREAS, pursuant to the Subscription Agreement, in or about February of 2012, Soloman paid to Borrower an additional One Million Three Hundred Seventy-Five Thousand Dollars ($1,375,000) to purchase a 10% Convertible Note identified as Note No. 2012 CN – 001 (“Soloman Note,” with the Mediapark Note and the Soloman Note hereinafter collectively referred to as the “2012 Notes”, and generally, the Lenders’ payment of the aggregate amount of Two Million Seven Hundred and Fifty Thousand Dollars $2,750,000.00 shall be referred to as the “Loan”);

WHEREAS, pursuant to the 2012 Notes, Borrower promised to repay Lenders all principal plus interest accruing at the rate of ten percent (10%) per annum on or before the stated maturity date of February 8, 2013 (the “Maturity Date”).  The 2012 Notes were to automatically mature and become immediately due and payable on the stated Maturity Date;

WHEREAS, the 2012 Notes were not repaid on or before the Maturity Date.

WHEREAS, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lenders shall enter into a Settlement Agreement pursuant to which the new obligations of Borrower shall be defined (the “New Obligations”) and the 2012 Notes will be amended and restated, and their maturity date will be extended to December 31, 2014 (“Amended and Restated Notes”).

WHEREAS, as a condition to Lenders agreeing to accept the Settlement Agreement, Amended and Restated Notes, and New Obligations from the Borrower, Lenders are requiring that Guarantor enter into this Guaranty; and

WHEREAS, Guarantor hereby represents and warrants to Lenders that the making of said Loan, execution of the Settlement Agreement, issuance of the Amended and Restated Notes, and Borrower’s agreement to New Obligations shall be to the direct benefit, interest and advantage of Guarantor;

NOW, THEREFORE, for and in consideration of said benefit, the above-recited premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with Lenders as follows:

Guarantor hereby unconditionally and irrevocably guarantees as for Guarantor's own debt, until full performance and payment have been effected: (i) the full, due and punctual payment of all principal and interest on all indebtedness to Lenders under the terms of the Amended and Restated Notes, and the completion of all other obligations under the Settlement Agreement and the Amended and Restated Notes, whether in due course, by acceleration, or otherwise, and any and all extensions, revisions, amendments, modifications, restatements and/or renewals thereof, and under the terms of any instrument or document evidencing, securing or relating to the obligations evidenced by the Settlement Agreement and the ancillary documents referenced therein (hereinafter collectively referred to as the “Loan Documents”), including without limitation reasonable attorneys’ fees; (ii) the full and prompt performance of any and all obligations of Borrower to Lenders under the terms of the Loan Documents; and (iii) the full, due and punctual payment of all principal and interest on all other indebtedness owed by Borrower to Lenders, however and whenever evidenced, whether in due course, by acceleration, or otherwise, and any and all extensions, revisions, amendments, modifications, restatements and/or renewals thereof (all of the foregoing being hereinafter referred to as the “Obligations”).

This Guaranty is a guaranty of payment and performance and not of collection.  The liability of Guarantor hereunder shall be direct and immediate.  This Guaranty shall be a guarantee as for the own debts of Guarantor, and, accordingly, Lenders shall not be obligated, before enforcing this Guaranty against Guarantor, to take any action in any court against Borrower or any other guarantor of the Obligations, to make any claim in a liquidation or bankruptcy of Borrower or of any other guarantor of the Obligations, to make demand of Borrower or of any other guarantor of the Obligations, or to enforce or seek to enforce any other security held by any person with respect to the Obligations.  This Guaranty shall be a continuing security in addition to and not in substitution for any other security now or hereafter held by or on behalf of Lenders with respect to the Obligations and shall not be discharged except by: (i) complete performance by Borrower of all of the Obligations; or (ii) full payment and performance by Guarantor hereunder.

Guarantor shall not be exonerated from Guarantor's obligations hereunder by any time being given to or by any concession or arrangement or indulgence granted to or made with Borrower or by any delay or waiver on the part of any particular Lender or Lenders, collectively, by anything done or omitted which, but for this provision, might operate so to exonerate Guarantor or by any invalidity, unenforceability, limitation or the lapse of any security or evidence of indebtedness given Lenders, collectively, by Borrower or any other person.  The Lenders may, at any time and from time to time, without the consent of or notice to Guarantor, and without incurring any responsibility to Guarantor, and without impairing or releasing any of its rights, or any of the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment or change or extend the time of payment of or renew or otherwise alter the Obligations in any manner; (ii) sell, exchange, release or otherwise deal with all or any part of any property, real or personal, by whomsoever at any time pledged, conveyed or mortgaged to secure, or howsoever securing, the Obligations; (iii) release anyone liable in any manner for the payment or collection of the Obligations (other than Borrower); (iv) exercise or refrain from exercising any rights against Borrower and others (including any other guarantor of the Obligations), and Guarantor hereby expressly waives any statutory right pursuant to Nevada Revised Statutes, Chapter 40 generally, including any right to require any holder of the Obligations to take action against Borrower or any particular piece of collateral prior to pursuing the Guarantor pursuant to Nevada Revised Statute 40.430; and (v) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders shall elect.  Guarantor, to the fullest extent permitted by law, hereby waives the following: (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon, and of any default of Borrower in the payment of the Obligations; (b) any presentment, demand, protest or notice thereof or of any other kind; and (c) any other act or thing or omission or delay to do any other act or thing which might in any manner or to any extent vary the risk of Guarantor or which might otherwise operate as a discharge of Guarantor.  It is fully understood that until each and every one of the covenants and agreements of this Guaranty is fully performed, Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, extension, modification, forbearance, or delay, or other act or omission of  any particular Lender or Lenders, collectively, of its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by any particular Lender or Lenders, collectively, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of Guarantor, and Guarantor hereby expressly waives and surrenders any defense to the performance of Guarantor's undertakings hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers, or any of them, it being the purpose and intent of the parties hereto that the covenants, agreements and all undertakings hereunder are absolute, unconditional, and irrevocable under any and all circumstances except as expressly provided herein.

If any default under the Amended and Restated Notes shall have occurred and be continuing and any particular Lender or Lenders, collectively, or the holder of any of the Obligations is prevented from accelerating payment thereof, Lenders or such holder shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which otherwise would have been due had such acceleration occurred.

Guarantor further confirms that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of principal of, or any part thereof, or interest on, any of the Obligations is rescinded or must otherwise be restored by Lenders upon the bankruptcy of Borrower, or otherwise.  In furtherance of the foregoing and not in limitation of any other right which Lender may have at law or in equity against Guarantor by virtue hereof, upon failure of Borrower to pay any of the Obligations when and as the same shall become due, whether upon demand, at maturity, by acceleration, after notice of prepayment or otherwise, Guarantor hereby promises to and will, upon receipt of written demand by Lenders, pay or cause to be paid, not later than ten (10) days following the date of receipt of such written demand, to Lenders, the respective holder of any of the Obligations, or any party entitled thereto, in cash, an amount equal to the sum of (i) the unpaid principal amount of the Obligations; (ii) accrued but unpaid interest on such Obligations; and (iii) any and all other sums due and then owing under the Obligations.  All sums payable by Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without setoff, counterclaim, deduction, or withholding whatsoever, or, in the event that Guarantor is required by law to make any such deduction or withholding, Guarantor shall, to the extent permitted by law, pay to Lenders such amount as will result in the receipt by Lenders of the full amount due Lenders hereunder.

In addition, Guarantor further agrees to pay all costs and expenses paid or incurred by or on behalf of Lenders in (i) collecting any and all sums owing under this Guaranty including without limitation reasonable attorneys’ fees; (ii) in enforcing this Guaranty and the representations, covenants and agreements of Guarantor set forth herein; and (iii) in enforcing its rights under the security given by Guarantor for this Guaranty and under any security given by the Borrower or any other guarantor relating to the Obligations.  Any and all sums owing hereunder shall, from their due date, bear interest at the Default Rate set forth in the Amended and Restated Notes until paid in full.

This Guaranty shall be binding upon Guarantor and Guarantor's heirs, legal representatives, successors, and assigns.  Each reference herein to Lenders shall be deemed to include its successors and permitted assigns (including, but not by way of limitation, any holder of the Obligations) in whose favor the provisions of this Guaranty shall also inure.  In the event that any term of provision hereof shall conflict with any term or provision of the Loan Documents, the term or provision hereof shall control.  Words herein importing the masculine shall include the feminine and neuter genders and words herein importing persons shall include legal entities, and the singular shall include the plural, and vice versa, all as the context shall require.  If more than one person or entity constitutes Guarantor, all of the provisions hereof shall be construed to refer to each such person or entity, individually and collectively.  Each individual comprising Guarantor shall in all respects be jointly and severally liable and obligated to Lenders hereunder.  This Guaranty may not be amended except in writing signed by Lenders and Guarantor.  This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by any one Lender, Lenders collectively, or any officer or agent of Lenders, except in the writing signed by a duly authorized officer of Lenders.  This Guaranty shall be irrevocable by Guarantor until all obligations guaranteed hereby have been completely performed or until Guarantor has been released in writing by Lenders.  In case any provision in this Guaranty shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and to the fullest extent allowed by law, there shall be deemed substituted for the offending provision or provisions valid, legal, and enforceable provision or provisions as similar as possible to the offending provision.

Guarantor hereby authorizes Lenders, without notice to Guarantor or Borrower, to apply all payments and credits received from Borrower or from Guarantor or realized from any security in such manner and in such priority as each Lender in its sole judgment shall see fit to the Obligations.

Guarantor warrants and represents to Lenders that all financial statements heretofore delivered by Guarantor to Lenders are true and correct in all respects as of the date hereof.

Furthermore, Guarantor shall comply with and perform all covenants, conditions, and agreements on Guarantor's part to be performed under the Loan Documents.

Guarantor acknowledges that this Guaranty, the Amended and Restated Notes, and all other Loan Documents were executed and/or delivered in the State of Nevada and shall be governed and construed in accordance with the laws of the State of Nevada, excluding any conflicts of law rules or principles that might refer construction of any provision hereof to the laws of another jurisdiction.

Guarantor hereby submits to personal jurisdiction in the State of Nevada for the enforcement of this Guaranty and waives any and all personal rights under the laws of the State of Nevada or the United States to object to jurisdiction within the State of Nevada for the purposes of litigation to enforce this Guaranty.  Without limiting the generality of the foregoing, Guarantor hereby submits to service of process, to venue, and to personal jurisdiction in the Eighth Judicial District Court of Nevada, Clark County, Nevada, or the United States District Court, District of Nevada, and waives all rights Guarantor might have to make objections to lack of personal jurisdiction or lack of venue in all of said Courts.

Guarantor hereby knowingly, irrevocably, and unconditionally waives any and all right to a trial by jury in any action (whether sounding in contract, tort, or otherwise), to enforce or defend any matter arising from or relating in any way to this Guaranty or any other document or agreement evidencing or relating to the Loan, whether any such right is now or hereafter existing.

The books and records of Lenders showing the account between Lenders and Borrower shall be admissible in evidence in any action or proceeding hereon as a prima facie proof of the items set forth therein.

Any notice or demand which by any provision of this Guaranty is required or permitted to be given to Guarantor shall be deemed to have been sufficiently given or served for all purposes by being delivered personally or by being mailed via Certified Mail, Return Receipt Requested, postage prepaid, to Guarantor at the address of Guarantor set forth at the end of this Guaranty, or at such other address as shall have been designated by the written notice to Lender.

Until payment in full by Guarantor of any and all sums owing to Lenders hereunder, all rights of Guarantor against Borrower arising as a result thereof by way of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Obligations.  Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor and subordinates any and all security held by Guarantor to the Loan and to all security held by Lenders.  Guarantor agrees with Lenders that Guarantor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness and shall not take any action to obtain a superior interest to Lenders in any of the security for the Loan; provided, however that if Lenders so request, such indebtedness shall be collected, enforced and received by Guarantor as trustee for Lenders and be paid over to Lenders on account of the indebtedness of Borrower to Lenders, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

If from any circumstances whatsoever fulfillment of any provisions of this Guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity.  The provisions of this paragraph shall control every other provision of this Guaranty.

This Guaranty is assignable by Lenders without notice to or consent of Guarantor and any assignment hereof by Lenders shall operate to vest in such assignee all rights and powers herein conferred upon and granted to Lenders.

[SIGNATURE APPEARS ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, Guarantor, has signed this Guaranty the day and year first above written.

GUARANTOR:

JHE Holdings, LLC
By:_____________________________
Its:_____________________________

Address for Guarantor:

7065 Confederate Park Road, Suite 102
Fort Worth, TX 76108